===============================================================================



                                   CREDIT AGREEMENT



               -------------------------------------------------------



                                  STB SYSTEMS, INC.



                                         and



                                BANK ONE, TEXAS, N.A.



               -------------------------------------------------------


                                     $30,000,000


                                  November 21, 1997



===============================================================================

                                  TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

CREDIT AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE I - DEFINITIONS AND REFERENCES . . . . . . . . . . . . . . . . . . .   1
Section 1.1.   DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . . .   1
Section 1.2.   EXHIBITS AND SCHEDULES; ADDITIONAL DEFINITIONS. . . . . . . .  12
Section 1.3.   AMENDMENT OF DEFINED INSTRUMENTS. . . . . . . . . . . . . . .  12
Section 1.4.   REFERENCES AND TITLES . . . . . . . . . . . . . . . . . . . .  12
Section 1.5.   CALCULATIONS AND DETERMINATIONS . . . . . . . . . . . . . . .  12

ARTICLE II - THE LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Section 2.1.   COMMITMENTS TO LEND; NOTES. . . . . . . . . . . . . . . . . .  13
Section 2.2.   REQUESTS FOR NEW LOANS. . . . . . . . . . . . . . . . . . . .  13
Section 2.3.   CONTINUATIONS AND CONVERSIONS OF EXISTING LOANS . . . . . . .  14
Section 2.4.   USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . .  15
Section 2.5.   FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 2.6.   [RESERVED . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section 2.7.   MANDATORY PREPAYMENTS . . . . . . . . . . . . . . . . . . . .  16
Section 2.8.   SUBSEQUENT DETERMINATIONS OF BORROWING BASE . . . . . . . . .  17

ARTICLE III - PAYMENTS TO LENDERS. . . . . . . . . . . . . . . . . . . . . .  17
Section 3.1.   GENERAL PROCEDURES. . . . . . . . . . . . . . . . . . . . . .  17
Section 3.2.   CAPITAL REIMBURSEMENT . . . . . . . . . . . . . . . . . . . .  18
Section 3.3.   INCREASED COST OF EURODOLLAR LOANS. . . . . . . . . . . . . .  18
Section 3.4.   AVAILABILITY. . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 3.5.   FUNDING LOSSES. . . . . . . . . . . . . . . . . . . . . . . .  19
Section 3.6.   REIMBURSABLE TAXES. . . . . . . . . . . . . . . . . . . . . .  19
Section 3.7.   [RESERVED . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Section 3.8.   REPLACEMENT OF LENDERS. . . . . . . . . . . . . . . . . . . .  21

ARTICLE IV - CONDITIONS PRECEDENT TO LENDING . . . . . . . . . . . . . . . .  21
Section 4.1.   DOCUMENTS TO BE DELIVERED . . . . . . . . . . . . . . . . . .  21
Section 4.2.   ADDITIONAL CONDITIONS PRECEDENT . . . . . . . . . . . . . . .  22

ARTICLE V - REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . .  23
Section 5.1.   NO DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 5.2.   ORGANIZATION AND GOOD STANDING. . . . . . . . . . . . . . . .  24
Section 5.3.   AUTHORIZATION . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 5.4.   NO CONFLICTS OR CONSENTS. . . . . . . . . . . . . . . . . . .  24
Section 5.5.   ENFORCEABLE OBLIGATIONS . . . . . . . . . . . . . . . . . . .  24
Section 5.6.   INITIAL FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . .  25
Section 5.7.   OTHER OBLIGATIONS AND RESTRICTIONS. . . . . . . . . . . . . .  25

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Section 5.8.   FULL DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . .  25
Section 5.9.   LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 5.10.  LABOR DISPUTES AND ACTS OF GOD. . . . . . . . . . . . . . . .  25
Section 5.11.  ERISA PLANS AND LIABILITIES . . . . . . . . . . . . . . . . .  25
Section 5.12.  ENVIRONMENTAL AND OTHER LAWS. . . . . . . . . . . . . . . . .  26
Section 5.13.  NAMES AND PLACES OF BUSINESS. . . . . . . . . . . . . . . . .  26
Section 5.14.  BORROWER'S SUBSIDIARIES . . . . . . . . . . . . . . . . . . .  26
Section 5.15.  TITLE TO PROPERTIES; LICENSES . . . . . . . . . . . . . . . .  27
Section 5.16.  GOVERNMENT REGULATION . . . . . . . . . . . . . . . . . . . .  27
Section 5.17.  INSIDER . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE VI - AFFIRMATIVE COVENANTS OF BORROWER . . . . . . . . . . . . . . .  27
Section 6.1.   PAYMENT AND PERFORMANCE . . . . . . . . . . . . . . . . . . .  27
Section 6.2.   BOOKS, FINANCIAL STATEMENTS AND REPORTS . . . . . . . . . . .  28
Section 6.3.   OTHER INFORMATION AND INSPECTIONS . . . . . . . . . . . . . .  29
Section 6.4.   NOTICE OF MATERIAL EVENTS AND CHANGE OF ADDRESS . . . . . . .  29
Section 6.5.   MAINTENANCE OF PROPERTIES . . . . . . . . . . . . . . . . . .  30
Section 6.6.   MAINTENANCE OF EXISTENCE AND QUALIFICATIONS . . . . . . . . .  30
Section 6.7.   PAYMENT OF TRADE LIABILITIES, TAXES, ETC. . . . . . . . . . .  30
Section 6.8.   INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Section 6.9.   PERFORMANCE ON BORROWER'S BEHALF. . . . . . . . . . . . . . .  31
Section 6.10.  INTEREST. . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 6.11.  COMPLIANCE WITH AGREEMENTS AND LAW. . . . . . . . . . . . . .  31
Section 6.12.  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . .  31
Section 6.13.  EVIDENCE OF COMPLIANCE. . . . . . . . . . . . . . . . . . . .  32
Section 6.14.  SOLVENCY. . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Section 6.15.  AGREEMENT TO DELIVER SECURITY DOCUMENTS . . . . . . . . . . .  32
Section 6.16.  BANK ACCOUNTS; OFFSET.. . . . . . . . . . . . . . . . . . . .  32
Section 6.17.  GUARANTIES OF BORROWER'S SUBSIDIARIES . . . . . . . . . . . .  33
Section 6.18.  AUDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE VII - NEGATIVE COVENANTS OF BORROWER . . . . . . . . . . . . . . . .  33
Section 7.1.   INDEBTEDNESS. . . . . . . . . . . . . . . . . . . . . . . . .  34
Section 7.2.   LIMITATION ON LIENS . . . . . . . . . . . . . . . . . . . . .  34
Section 7.3.   HEDGING . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Section 7.4.   LIMITATION ON MERGERS, ISSUANCES OF SECURITIES. . . . . . . .  34
Section 7.5.   LIMITATION ON SALES OF PROPERTY . . . . . . . . . . . . . . .  35
Section 7.6.   LIMITATION ON DIVIDENDS AND REDEMPTIONS . . . . . . . . . . .  35
Section 7.7.   LIMITATION ON INVESTMENTS AND NEW BUSINESSES. . . . . . . . .  35
Section 7.8.   LIMITATION ON CREDIT EXTENSIONS . . . . . . . . . . . . . . .  35
Section 7.9.   TRANSACTIONS WITH AFFILIATES. . . . . . . . . . . . . . . . .  35
Section 7.10.  CERTAIN CONTRACTS; AMENDMENTS; MULTIEMPLOYER ERISA PLANS. . .  35
Section 7.11.  MINIMUM NET WORTH . . . . . . . . . . . . . . . . . . . . . .  36
Section 7.12.  RATIO OF DEBT TO NET WORTH. . . . . . . . . . . . . . . . . .  36

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Section 7.13.  CURRENT RATIO . . . . . . . . . . . . . . . . . . . . . . . .  36
Section 7.14.  FIXED CHARGE COVERAGE RATIO . . . . . . . . . . . . . . . . .  36

ARTICLE VIII - EVENTS OF DEFAULT AND REMEDIES. . . . . . . . . . . . . . . .  36
Section 8.1.   EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . .  37
Section 8.2.   REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE IX - AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Section 9.1.   APPOINTMENT AND AUTHORITY . . . . . . . . . . . . . . . . . .  39
Section 9.2.   EXCULPATION, AGENT'S RELIANCE, ETC. . . . . . . . . . . . . .  39
Section 9.3.   CREDIT DECISIONS. . . . . . . . . . . . . . . . . . . . . . .  40
Section 9.4.   INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . .  40
Section 9.5.   RIGHTS AS LENDER. . . . . . . . . . . . . . . . . . . . . . .  41
Section 9.6.   SHARING OF SET-OFFS AND OTHER PAYMENTS. . . . . . . . . . . .  41
Section 9.7.   INVESTMENTS . . . . . . . . . . . . . . . . . . . . . . . . .  42
Section 9.8.   BENEFIT OF ARTICLE IX . . . . . . . . . . . . . . . . . . . .  42
Section 9.9.   RESIGNATION . . . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE X - MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . .  42
Section 10.1.  WAIVERS AND AMENDMENTS; ACKNOWLEDGMENTS . . . . . . . . . . .  42
Section 10.2.  SURVIVAL OF AGREEMENTS; CUMULATIVE NATURE . . . . . . . . . .  44
Section 10.3.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Section 10.4.  PAYMENT OF EXPENSES; INDEMNITY. . . . . . . . . . . . . . . .  45
Section 10.5.  JOINT AND SEVERAL LIABILITY; PARTIES IN INTEREST;
                ASSIGNMENTS. . . . . . . . . . . . . . . . . . . . . . . . .  46
Section 10.6.  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . .  48
Section 10.7.  GOVERNING LAW; SUBMISSION TO PROCESS. . . . . . . . . . . . .  48
Section 10.8.  LIMITATION ON INTEREST. . . . . . . . . . . . . . . . . . . .  49
Section 10.9.  TERMINATION; LIMITED SURVIVAL . . . . . . . . . . . . . . . .  50
Section 10.10. SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . .  50
Section 10.11. COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . .  51
Section 10.12. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC.. . . . . . . . .  51

SCHEDULES AND EXHIBITS:
-----------------------

Lender Schedule

Schedule 1    -    Disclosure Schedule
Schedule 2    -    Security Schedule
Schedule 3    -    Insurance Schedule

Exhibit A     -    Promissory Note
Exhibit B     -    Request for Loan
Exhibit C     -    Continuation/Conversion Notice
Exhibit D     -    Certificate Accompanying Financial Statements
Exhibit E     -    Assignment and Acceptance
Exhibit F     -    Opinion of Counsel for Borrower
Exhibit G     -    Subsidiary Guaranty

                                   CREDIT AGREEMENT

     THIS CREDIT AGREEMENT is made as of NOVEMBER, 1997, by and among STB Systems, Inc., a Texas corporation (herein called "BORROWER"), Bank One, Texas, N.A., individually and as agent (herein called "AGENT") and the Lenders referred to below. In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:


                        ARTICLE I - DEFINITIONS AND REFERENCES

     Section 1.1. DEFINED TERMS. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

     "AFFILIATE" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

          (a) to vote 50% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

          (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "AGENT" means Bank One, Texas, N.A., as Agent hereunder, and its successors in such capacity.

     "AGREEMENT" means this Credit Agreement.

     "APPLICABLE EURODOLLAR MARGIN" means one and three-fourths percent (1.75%) per annum.

     "BANK ONE" means Bank One, Texas, N.A., in its capacity as a Lender hereunder.

     "BANK PARTIES" means Agent and all Lenders.

     "BASE RATE" means the higher of (a) Agent's Prime Rate and (b) the Federal Funds Rate plus one-half percent (0.5%) per annum. As used in this paragraph, Agent's "Prime Rate" means the base commercial rate of interest as announced from time to time by Agent (which may not be the lowest, best or most favorable rate of interest which Agent may charge on loans to its customers). If Agent's Prime Rate or the Federal Funds Rate changes after the date hereof the Base Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective time of each change in Agent's Prime Rate. The Base Rate shall in no event, however, exceed the Highest Lawful Rate.

     "BASE RATE LOAN" means a Loan which does not bear interest at the Eurodollar Rate.

     "BORROWER" means STB Systems, Inc., a Texas corporation.

     "BORROWING" means a borrowing of new Loans of a single Type pursuant to
Section 2.2 or a continuation or conversion of existing Loans into a single Type (and, in the case of Eurodollar Loans, with the same Interest Period) pursuant to Section 2.3.

     "BORROWING BASE" means at the particular time in question, an amount equal to the lesser of (1) the amount determined by Agent from time to time in its reasonable judgment (which judgment shall be exercised in good faith) equal to eighty-five percent (85%) of the net amount (after deduction of such reserves as Agent deems, in its reasonable judgment, proper and necessary) of Eligible Receivables, or (2) the Commitment.

     "BORROWING BASE DEFICIENCY" has the meaning given it in Section 2.7(b).

     "BORROWING BASE REPORT" means a report describing the Eligible Receivables in a form acceptable to Agent, together with a detailed aged schedule of all Eligible Receivables as of the date specified in such report, listing face amounts and dates of invoices of each such Eligible Receivable and the name and address of each account debtor obligated on such Eligible Receivable (and, upon request of Agent, copies of invoices, credit reports, and any other matters and information relating to the Eligible Receivables).

     "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Dallas, Texas. Any Business Day in any way relating to Eurodollar Loans (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Agent, significant transactions in dollars are carried out in the interbank eurocurrency market.

     "COLLATERAL" means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Agent for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien.

     "COMMITMENT" means the amount of $30,000,000.

     "COMMITMENT PERIOD" means the period from and including the date hereof until and including the Maturity Date (or, if earlier, the day on which the Notes first become due and payable in full).

     "CONCENTRATION PERCENTAGE" means (i) with respect to Dell, Gateway, IBM or Compaq, thirty-five percent (35%); and (ii) with respect to all other account debtors twenty-five percent (25%).

     "CONSOLIDATED" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

     "CONSOLIDATED DEBT" means all Consolidated Indebtedness of Borrower that would under GAAP be shown on Borrower's Consolidated balance sheet as a liability.

     "CONSOLIDATED NET INCOME" means, for any period, the net income as reported on Borrower's Consolidated Financial Statement as reported to the Securities and Exchange Commission and/or Shareholders, or if Borrower's net income is not so reported, Borrower's Consolidated net income calculated in accordance with GAAP.

     "CONSOLIDATED TANGIBLE NET WORTH" means the remainder of (1) all Consolidated assets of Borrower, other than intangible assets (including, without limitation, as intangible assets such assets as patents, copyrights, licenses, franchises, goodwill, trade names, trade secrets and leases other than oil, gas or mineral leases or leases required to be capitalized under GAAP) MINUS (2) Borrower's Consolidated Debt, in each case calculated in accordance with GAAP. For purposes of this definition, "Consolidated assets" shall not include prepaid items such as deposits.

     "CONTINUATION/CONVERSION NOTICE" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.3.

     "DEFAULT" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

     "DELINQUENCY PERCENTAGE" means (i) with respect to Dell, Gateway, IBM or Compaq, twenty-five percent (25 %), and (ii) with respect to all other account debtors, twenty percent (20%), in each case measured by dollar amount.

     "DISCLOSURE REPORT" means either a notice given by Borrower under Section
6.4 or a certificate given by Borrower's chief financial officer under Section 6.2(b).

     "DISCLOSURE SCHEDULE" means Schedule 1 hereto.

     "EBITDA" means, for any period, the sum of (1) the Consolidated Net Income during such period, plus (2) all interest paid or accrued during such period on Indebtedness (including amortization of original issue discount and the interest component of any deferred payment obligations and capital lease obligations) which was deducted in determining such Consolidated Net Income, plus (3) all income taxes which were deducted in determining such Consolidated Net Income, plus (4) all depreciation and amortization (including amortization of good will and debt issue costs) which were deducted in determining such Consolidated Net Income, minus (5) all non-cash items of income which were included in determining such Consolidated Net Income.

     "ELIGIBLE RECEIVABLES" means at any time an amount equal to the aggregate net invoice or ledger amount owing on all trade accounts receivable of Borrower for goods sold or services rendered, in which Agent has a perfected, first priority security interest after deducting (a) the amount of all such accounts unpaid for more than ninety (90) days after the invoice date, (b) the amount of all discounts, allowances, rebates, credits and adjustments to such accounts,
(c) all contra accounts, setoffs, defenses or counterclaims asserted by or available to the Persons obligated on such accounts, (d) all such accounts owed by account debtors which are insolvent or otherwise not satisfactory to Agent,
(e) all accounts that arise out of a sale of goods made or services performed outside of the United States or that are owed by an account debtor located outside the United States, unless: (i) such account is insured by the Foreign Credit Insurance Association ("FCIA") under a policy collaterally assigned to Lender and duly acknowledged by the FCIA; (ii) such account debtor is the subsidiary of a creditworthy corporation incorporated in the United States (such determination of creditworthiness to be made in the reasonable discretion of Agent; (iii) payment of such account is backed by a letter of credit issued by a bank acceptable to Agent (banks with a Rating Agency credit rating of "AA" or better shall be deemed acceptable by Agent); or (iv) such account is guaranteed pursuant to a guaranty program provided by the Export-Import Bank; (f) all accounts owed by an account debtor if more than the Delinquency Percentage of such account debtor's accounts are ninety (90) or more days past due, (g) to the extent that the aggregate amount of outstanding accounts owed by any single account debtor exceeds the Concentration Percentage for such account debtor of the aggregate amount of outstanding accounts of all of Borrower's account debtors, the amount of such excess, (h) any account that is owed by the United States or any department, agency or instrumentality thereof, unless the right to payment under such account is assigned to Agent as Collateral in full compliance with the Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727), (i) all such accounts owing by Affiliates of Borrower or by officers or employees of Borrower or any such Affiliate; and (j) all such accounts owing by Symmetric Simulation Systems, Inc.

     "ELIGIBLE TRANSFEREE" means a Person which either (a) is a Lender or an Affiliate of a Lender, or (b) is consented to as an Eligible Transferee by Agent (provided that no Person organized outside the United States may be an Eligible Transferee if Borrower would be required to pay withholding taxes on interest or principal owed to such Person).

     "ENVIRONMENTAL LAWS" means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

     "ERISA PLAN" means any employee pension benefit plan subject to Title IV of ERISA maintained by any Restricted Person with respect to which any Restricted Person has a fixed or contingent liability.

     "EURODOLLAR LOAN" means a Loan which is properly designated as a Eurodollar Loan pursuant to Section 2.2 or 2.3.

     "EURODOLLAR RATE" means, with respect to each particular Eurodollar Loan and the associated LIBOR Rate and Reserve Percentage, the rate per annum calculated by Agent (rounded upwards, if necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula:

     Eurodollar Rate =

     LIBOR RATE                  + Applicable Eurodollar Rate Margin
     ---------------------------
     100.0% - Reserve Percentage

The Eurodollar Rate for any Eurodollar Loan shall change whenever the Applicable Eurodollar Rate Margin or the Reserve Percentage changes. No Eurodollar Rate shall ever exceed the Highest Lawful Rate.

     "EVENT OF DEFAULT" has the meaning given it in Section 8.1.

     "FACILITY USAGE" means, at the time in question, the aggregate amount of outstanding Loans at such time.

     "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.

     "FISCAL QUARTER" means a three-month period ending on January 31, April 30, July 31 or October 31 of any year.

     "FISCAL YEAR" means a twelve-month period ending on October 31 of any year.

     "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated subsidiaries.

     "GUARANTOR" means any Person who has guaranteed the Obligations pursuant to a guaranty listed on the Security Schedule or any other Person who has guaranteed the Obligations and who has been accepted by Agent as a Guarantor or any Subsidiary of Borrower which now or hereafter executes and delivers a guaranty to Agent pursuant to Section 6.17.

     "HAZARDOUS MATERIALS" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

     "HIGHEST LAWFUL RATE" means, with respect to each Lender, the maximum nonusurious rate of interest that such Lender is permitted under applicable Law to contract for, take, charge, or receive with respect to its Loan. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Highest Lawful Rate applicable to such Lender.

     "INDEBTEDNESS" of any Person means Liabilities in any of the following categories:

     (a)  Liabilities for borrowed money,

     (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services,

     (c) Liabilities evidenced by a bond, debenture, note or similar instrument,

     (d) Liabilities which would under GAAP be shown on such Person's balance sheet as a liability,

     (e) Liabilities arising under futures contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts, other derivative contracts, or similar agreements,

     (f) Liabilities constituting principal under leases capitalized in accordance with GAAP,

     (g) Liabilities arising under conditional sales or other title retention agreements,

     (h) Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

     (i) Liabilities (for example, repurchase agreements) consisting of an obligation to purchase securities or other property, if such Liabilities arises out of or in connection with the sale of the same or similar securities or property,

     (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor, or

     (k) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the "INDEBTEDNESS" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 90 days past the original invoice or billing date therefor.

     "INITIAL FINANCIAL STATEMENTS" means (i) the audited annual Consolidated financial statements of Borrower dated as of October 31, 1996, and (ii) the unaudited quarterly Consolidated financial statements of Borrower dated as of July 31, 1997.

     "INSURANCE SCHEDULE" means Schedule 3 attached hereto.

     "INTEREST PERIOD" means, with respect to each particular Eurodollar Loan in a Borrowing, a period of 1, 2, or 3 months, as specified in the Request for Loan applicable thereto, beginning on and including the date specified in such Request for Loan (which must be a Business Day), and ending on but not including the same day of the month as the day on which it began (e.g., a period beginning on the third day of one month shall end on but not include the third day of another month), provided that each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). No Interest Period may be elected which would extend past the date on which the associated Note is due and payable in full.

     "INVENTORY" means all goods, now owned or hereafter acquired by the Borrower and wherever located, which are held for sale or lease or are to be furnished under any contract of service (including, but not limited to raw materials and work in process, finished goods and materials used or consumed in the manufacture or production thereof, goods in which the Borrower has an interest in mass or a joint or other interest or rights of any kind, and goods which have been returned to or repossessed or stopped in transit by the Borrower).

     "INVESTMENT" means any investment, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.

     "LATE PAYMENT RATE" means, at the time in question, four percent (4.0%)] per annum plus the Base Rate then in effect; provided that, with respect to any Eurodollar Loan with an Interest Period extending beyond the date such Eurodollar Loan becomes due and payable, "LATE PAYMENT RATE" shall mean four percent (4.0%) per annum plus the related Eurodollar Rate. The Late Payment Rate shall never exceed the Highest Lawful Rate.

     "LAW" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof.

     "LENDERS" means each signatory hereto (other than Borrower and Restricted Persons a party hereto), including Bank One and the successors of each such party as holder of a Note.

     "LENDING OFFICE" means, with respect to any Lender, the office, branch, or agency through which it funds its Eurodollar Loans; and, with respect to Agent or Collateral Agent, the office, branch, or agency through which it administers this Agreement.

     "LIABILITIES" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent and whether or not required to be considered pursuant to GAAP.

     "LIBOR RATE" means, with respect to each particular Eurodollar Loan and the related Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) reported, on the date two Business Days prior to the first day of such Interest Period, on Reuters Service as the London Interbank Offered Rate for dollar deposits having a term comparable to such Interest Period and in an amount of $1,000,000 or more (or by any other publicly available source of market data selected by Agent that, in Agent's sole judgment, accurately reflects such London Interbank Offered Rate.

     "LIEN" means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to him or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows him to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "LIEN" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

     "LOANS" has the meaning given it in Section 2.1.

     "LOAN DOCUMENTS" means this Agreement, the Notes, the Security Documents, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospects).

     "MAJORITY LENDERS" means Bank One in its individual capacity if it is the only Lender hereunder, otherwise Lenders whose aggregate Percentage Shares equal or exceed one hundred percent (100 %).

     "MATERIAL ADVERSE CHANGE" means a material and adverse change, from the state of affairs presented in the Initial Financial Statements, to
(a) Borrower's and its Subsidiaries' Consolidated financial condition, (b) the operations or properties of Borrower and its Subsidiaries, considered as a whole, (c) Borrower's ability to timely pay the Obligations, or (d) the enforceability of the material terms of any Loan Documents.

     "MATURITY DATE" means November 21, 1999.

     "NOTES" has the meaning given it in Section 2.1.

     "OBLIGATIONS" means all Liabilities from time to time owing by any Restricted Person to any Bank Party under or pursuant to any of the Loan Documents. "OBLIGATION" means any part of the Obligations.

     "PERCENTAGE SHARE" means, with respect to any Lender (a) when used in Sections 2.1 or 2.5, in any Request for Loan or when no Loans are outstanding hereunder, the percentage set forth opposite such Lender's name on Lender Schedule attached hereto, and (b) when used otherwise, the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Lender's Loans at the time in question, by (ii) the sum of the aggregate unpaid principal balance of all Loans at such time.

     "PERMITTED INVESTMENTS" means Investments in:

     (a) marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America and securities purchased within the Bank One Investment Advisors program.

     (b) demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of Bank One or with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose certificates of deposit have at least the third highest credit rating given by either Rating Agency.

     (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any commercial bank meeting the specifications of clause (b) above

     (d) open market commercial paper, maturing within 270 days after acquisition thereof, which has the highest or second highest credit rating given by either Rating Agency.

     (e) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (a) through
(d) above.

     (f) in joint ventures, so long as Agent is given 10 days advance notice of each such investment and the aggregate amount paid, contributed, lent or otherwise invested after the date hereof by the Restricted Persons in joint ventures does not exceed $1,000,000.

     "PERMITTED LIEN" has the meaning given to such term in Section 7.2.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

     "RATING AGENCY" means either Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.) or Moody's Investors Service, Inc., or their respective successors.

     "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

     "REQUEST FOR LOAN" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

     "RESTRICTED PERSON" means any of Borrower, Guarantor and each Subsidiary of Borrower.

     "RESERVE PERCENTAGE" means, on any day with respect to each particular Eurodollar Loan, the maximum reserve requirement, as determined by Agent (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01%, which would then apply under Regulation D with respect to "EUROCURRENCY LIABILITIES", as such term is defined in Regulation D, of $1,000,000 or more. If such reserve requirement shall change after the date hereof, the Reserve Percentage shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

     "SANWA" means Sanwa Business Credit Corporation, in its capacity as a Lender hereunder.

     "SECONDARY PUBLIC OFFERING" means the first secondary public offering of Borrower's common stock to occur after the date hereof.

     "SECURITY DOCUMENTS" means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Restricted Person to Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Restricted Person's other duties and obligations under the Loan Documents.

     "SECURITY SCHEDULE" means Schedule 2 hereto.

     "SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

     "TRIBUNAL" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

     "TYPE" means, with respect to any Loans, the characterization of such Loans as either Base Rate Loans or Eurodollar Loans.

     "VOTING STOCK" means, with respect to any Person, securities of any class or classes of capital stock in such Person normally entitling the holders thereof to vote in the election of members of the Board of Directors or other governing body of such Person.

     Section 1.2. EXHIBITS AND SCHEDULES; ADDITIONAL DEFINITIONS. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

     Section 1.3. AMENDMENT OF DEFINED INSTRUMENTS. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

     Section 1.4. REFERENCES AND TITLES. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "THIS AGREEMENT", "THIS INSTRUMENT", "HEREIN", "HEREOF", "HEREBY", "HEREUNDER" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "THIS SECTION" and "THIS SUBSECTION" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "OR" is not exclusive, and the word "INCLUDING" (in its various forms) means "INCLUDING WITHOUT LIMITATION". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     Section 1.5. CALCULATIONS AND DETERMINATIONS. All calculations under the Loan Documents of interest chargeable with respect to Eurodollar Loans and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Each determination by a Bank Party of amounts to be paid under Sections 3.2 through 3.6 or any other matters which are to be determined hereunder by a Bank Party (such as any Eurodollar Rate, LIBOR Rate, Business Day, Interest Period, or Reserve Percentage) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent all financial statements and reports furnished to any Bank Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.


                                ARTICLE II - THE LOANS

     Section 2.1. COMMITMENTS TO LEND; NOTES. Subject to the terms and conditions hereof, each Lender agrees to make advances to Borrower (herein called such Lender's "LOANS") upon request from time to time during the Commitment Period so long as (a) each Loan by such Lender does not exceed such Lender's Percentage Share of the aggregate amount of Loans then requested from all Lenders, and (b) the aggregate amount of such Lender's Loans outstanding at any time does not exceed such Lender's Percentage Share of the Borrowing Base determined as of the date on which the requested Loan is to be made. The aggregate amount of all Loans requested of all Lenders in any Request for Loan must be greater than or equal to $500,000 or must equal the unadvanced portion of the Borrowing Base. Borrower may have no more than *[five] Borrowings of Eurodollar Loans outstanding at any time. The obligation of Borrower to repay to each Lender the aggregate amount of all Loans made by such Lender together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Lender's "NOTE") made by Borrower payable to the order of such Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on any Lender's Note at any given time shall be the aggregate amount of all Loans theretofore made by such Lender minus all payments of principal theretofore received by such Lender on such Note. Interest on each Note shall accrue and be due and payable as provided herein and therein, with Eurodollar Loans bearing interest at the Eurodollar Rate and Base Rate Loans bearing interest at the Base Rate (subject to the applicability of the Late Payment Rate. Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow hereunder.

     Section 2.2. REQUESTS FOR NEW LOANS. Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any requested Borrowing of new Loans to be advanced by Lenders. Each such notice constitutes a "REQUEST FOR LOAN" hereunder and must:

          (a) specify (i) the aggregate amount of any such Borrowing of new Base Rate Loans and the date on which such Base Rate Loans are to be advanced, or (ii) the aggregate amount of any such Borrowing of new Eurodollar Loans, the date on which such Eurodollar Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period; and

          (b) be received by Agent not later than 1:00 p.m., Dallas, Texas time, on (i) the day on which any such Base Rate Loans are to be made, or
     (ii) the third Business Day preceding the day on which any such Eurodollar Loans are to be made.

Each such written request or confirmation must be made in the form and substance of the "REQUEST FOR LOAN" attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Request for Loan, Agent shall give each Lender prompt notice of the terms thereof. If all conditions precedent to such new Loans have been met, each Lender will on the date requested promptly remit to Agent at Agent's office in Dallas, Texas the amount of such Lender's new Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loans have been neither met nor waived as provided herein, Agent shall promptly make such Loans available to Borrower. Unless Agent shall have received prompt notice from a Lender that such Lender will not make available to Agent such Lender's new Loan, Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Loan available to Borrower. If and to the extent such Lender shall not so make its new Loan available to Agent, such Lender and Borrower severally agree to pay or repay to Agent within three days after demand the amount of such Loan together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is paid or repaid to Agent, with interest at (i) the Federal Funds Rate, if such Lender is making such payment and (ii) the interest rate applicable at the time to the other new Loans made on such date, if Borrower is making such repayment. If neither such Lender nor Borrower pay or repay to Agent such amount within such three-day period, Agent shall in addition to such amount be entitled to recover from such Lender and from Borrower, on demand, interest thereon at the Late Payment
Rate, calculated from the date such amount was made available to Borrower.
The failure of any Lender to make any new Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its new Loan, but no Lender shall be responsible for the failure of any other Lender to make any new Loan to be made by such other Lender.

     Section 2.3. CONTINUATIONS AND CONVERSIONS OF EXISTING LOANS. Borrower may make the following elections with respect to Loans already outstanding: to convert Base Rate Loans to Eurodollar Loans, to convert Eurodollar Loans to Base Rate Loans on the last day of the Interest Period applicable thereto, or to continue Eurodollar Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrower may combine existing Loans made pursuant to separate Borrowings into one new Borrowing or divide existing Loans made pursuant to one Borrowing into separate new Borrowings. To make any such election, Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any such conversion or continuation of existing Loans, with a separate notice given for each new Borrowing. Each such notice constitutes a "CONTINUATION/CONVERSION NOTICE" hereunder and must:

          (a) specify the existing Loans which are to be continued or converted;

          (b) specify (i) the aggregate amount of any Borrowing of Base Rate Loans into which such existing Loans are to be continued or converted and the date on which such continuation or conversion is to occur, or (ii) the aggregate amount of any Borrowing of Eurodollar Loans into which such existing Loans are to be continued or converted, the date on which such continuation or conversion is to occur (which shall be the first day of the Interest Period which is to apply to such Eurodollar Loans), and the length of the applicable Interest Period; and

          (c) be received by Agent not later than 10:00 a.m., Dallas, Texas time, on (i) the day on which any such continuation or conversion to Base Rate Loans is to occur, or (ii) the third Business Day preceding the day on which any such continuation or conversion to Eurodollar Loans is to occur.

Each such written request or confirmation must be made in the form and substance of the "CONTINUATION/CONVERSION NOTICE" attached hereto as Exhibit C, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation.

Upon receipt of any such Request for Loan, Agent shall give each Lender prompt notice of the terms thereof. Each Request for Loan shall be irrevocable and binding on Borrower. During the continuance of any Default, Borrower may not make any election to convert existing Loans into Eurodollar Loans or continue existing Loans as Eurodollar Loans. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any notice of continuation or conversion with respect to a Borrowing of existing Eurodollar Loans at least three days prior to the end of the Interest Period applicable thereto, such Eurodollar Loans shall automatically be converted into Base Rate Loans at the end of such Interest Period. No new funds shall be repaid by Borrower or advanced by any Lender in connection with any continuation or conversion of existing Loans pursuant to this section, and no such continuation or conversion shall be deemed to be a new advance of funds for any purpose; such continuations and conversions merely constitute a change in the interest rate applicable to already outstanding Loans.

     Section 2.4. USE OF PROCEEDS. Borrower shall use all Loans to refinance existing revolving debt, to provide working capital for its operations and for other general business purposes. In no event shall the funds from any Loan be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

     Section 2.5.   FEES.

     (a) COMMITMENT FEES. (i) In consideration of Bank One's commitment to make Loans, Borrower will pay to Agent for the account of Bank One a commitment fee determined on a daily basis by applying a rate of twenty-five basis points (0.25%) per annum to Bank One's Percentage Share of the unused portion of the Commitment on each day during the Commitment Period, determined for each such day by deducting from the amount of the Commitment at the end of such day the Facility Usage. This commitment fee shall be due and payable in arrears on the tenth day of each Fiscal Quarter for the immediately preceding Fiscal Quarter and at the end of the Commitment Period.

          (ii) In consideration of Sanwa's commitment to make Loans, Borrower will pay to Agent for the account of Sanwa a commitment fee determined on a daily basis by applying a rate of twenty-five basis points (0.25%) per annum to Sanwa's Percentage Share of the unused portion of the Commitment on each day during the Commitment Period, determined for each such day by deducting from the amount of the Commitment at the end of such day the Facility Usage. This commitment fee shall be due and payable in arrears on the tenth day of each Fiscal Quarter for the immediately preceding Fiscal Quarter and at the end of the Commitment Period.

          (iii) In consideration of Agent's obligations hereunder, Borrower will pay to Agent for its own account a fee determined on a daily basis by applying a rate of twelve and one-half basis points (0.125%) per annum to the unused portion of the Commitment on each day during the Commitment Period, determined for each such day by deducting from the amount of the Commitment at the end of such day the Facility Usage. This fee shall be due and payable in arrears on the tenth day of each Fiscal Quarter for the immediately preceding Fiscal Quarter and at the end of the Commitment Period.

     (b) AGENT'S FEES. In addition to all other amounts due to Agent under the Loan Documents, Borrower will pay additional fees to Agent as mutually agreed by Agent and Borrower from time to time.

     Section 2.6.   [RESERVED].

     Section 2.7.   MANDATORY PREPAYMENTS.

     (a) If at any time the Facility Usage exceeds the Commitment (whether due to a reduction in the Commitment in accordance with this Agreement, or otherwise), Borrower shall immediately upon demand prepay the principal of the Loans in an amount at least equal to such excess.

     (b) If at any time the Facility Usage is less than the Commitment but in excess of the Borrowing Base (such excess being herein called a "BORROWING BASE DEFICIENCY"), Borrower shall, within one Business Day after Agent gives notice of such fact to Borrower, prepay the principal of the Loans in an aggregate amount at least equal to such Borrowing Base Deficiency.

     (c) Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

     Section 2.8. SUBSEQUENT DETERMINATIONS OF BORROWING BASE. Promptly after receiving each Borrowing Base Report, Agent shall determine the Borrowing Base, which determination shall take effect immediately and remain in effect until the Agent receives the next Borrowing Base Report and determines the next Borrowing Base. In the event Agent has not received an appropriately completed Borrowing Base Report (with all attachments) within the time period specified therein, Agent shall have no obligation to redetermine the Borrowing Base and no Lender shall have any obligation to make any additional Advances until such time as Agent shall have received such information.

                       ARTICLE III - PAYMENTS TO LENDERS

     Section 3.1. GENERAL PROCEDURES. Borrower will make each payment which it owes under the Loan Documents to Agent for the account of the Bank Party to whom such payment is owed. Each such payment must be received by Agent not later than 11:00 a.m., Dallas, Texas time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Agent's Note. When Agent collects or receives money on account of the Obligations, Agent shall distribute all money so collected or received, and each Bank Party shall apply all such money so distributed, as follows:

          (a) first, for the payment of all Obligations which are then due under the Loan Documents (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Agent under Section 6.9 or
     10.4 and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Bank Parties shall otherwise agree);

          (b) then for the prepayment of amounts owing under the Loan Documents (other than principal on the Notes) if so specified by Borrower;

          (c) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

          (d) last, for the payment or prepayment of any other obligations secured by the Security Documents.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Sections 2.6 and 2.7. All distributions of amounts described in any of subsections (b), (c) or (d) above shall be made by Agent pro rata to each Bank Party then owed Obligations described in such subsection in proportion to all amounts owed to all Bank Parties which are described in such subsection.

     Section 3.2. CAPITAL REIMBURSEMENT. If either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any Law, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by any Bank Party or any corporation controlling any Bank Party, then, upon demand by such Bank Party,

Borrower will pay to Agent for the benefit of such Bank Party, from time to time as specified by such Bank Party, such additional amount or amounts which such Bank Party shall determine to be appropriate to compensate such Bank Party or any corporation controlling such Bank Party in light of such circumstances, to the extent that such Bank Party reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of such Bank Party's Loans, or participations in commitments under this Agreement.

     Section 3.3. INCREASED COST OF EURODOLLAR LOANS. If any applicable Law (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of Law):

          (a) shall change the basis of taxation of payments to any Bank Party of any principal, interest, or other amounts attributable to any Eurodollar Loan or otherwise due under this Agreement in respect of any Eurodollar Loan (other than taxes imposed on the overall net income of such Bank Party or any lending office of such Bank Party by any jurisdiction in which such Bank Party or any such lending office is located); or

          (b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Eurodollar Loan (excluding those for which such Bank Party is fully compensated pursuant to adjustments made in the definition of Eurodollar
     Rate) or against assets of, deposits with or for the account of, or credit extended by, such Bank Party; or

          (c) shall impose on any Bank Party or the interbank eurocurrency deposit market any other condition affecting any Eurodollar Loan, the result of which is to increase the cost to any Bank Party of funding or maintaining any Eurodollar Loan or to reduce the amount of any sum receivable by any Bank Party in respect of any Eurodollar Loan by an amount deemed by such Bank Party to be material, then such Bank Party shall promptly notify Agent and Borrower in writing of the happening of such event and of the amount required to compensate such Bank Party for such event (on an after-tax basis, taking into account any taxes on such compensation), whereupon (i) Borrower shall pay such amount to Agent for the account of such Bank Party and (ii) Borrower may elect, by giving to Agent and such Bank Party not less than three Business Days' notice, to convert all (but not less than all) of any such Eurodollar Loans into Base Rate Loans.

     Section 3.4. AVAILABILITY. If (a) any change in applicable Laws, or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Bank Party to fund or maintain Eurodollar Loans, or shall materially restrict the authority of any Bank Party to purchase or take offshore deposits of dollars (i.e., "eurodollars"), or (b) any Bank Party determines that matching deposits appropriate to fund or maintain any Eurodollar Loan are not available to it, or (c) any Bank Party determines that the formula for calculating the Adjusted Eurodollar Rate does not fairly reflect the cost to such Bank Party of making or maintaining loans based on such rate, then, upon notice by such Bank Party to Borrower and Agent, Borrower's right to elect Eurodollar Loans from such Bank Party shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Eurodollar Loans of such Bank Party which are then outstanding or are then the subject of any Request for Loan and which cannot lawfully or practicably be maintained or funded shall immediately become or remain, or shall be funded as, Base Rate Loans of such Bank Party. Borrower agrees to reimburse each Bank Party for all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in Law, interpretation or administration. Such reimbursement shall be on an after-tax basis, taking into account any taxes imposed on the amounts reimbursed.

     Section 3.5. FUNDING LOSSES. In addition to its other obligations hereunder, Borrower will reimburse each Bank Party on demand for, any loss or expense incurred or sustained by such Bank Party (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Bank Party to fund or maintain Eurodollar Loans), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Eurodollar Loan on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of a Loan made after the delivery, but before the effective date, of a Continuation/Conversion Notice, if such payment or prepayment prevents such Continuation/Conversion Notice from becoming fully effective, (c) the failure of any Loan to be made or of any Continuation/Conversion Notice to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Restricted Person, or (d) any conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Eurodollar Loan into a Base Rate Loan or into a different Eurodollar Loan on a day other than the day on which the applicable Interest Period ends. Such reimbursement shall be on an after-tax basis, taking into account any taxes imposed on the amounts reimbursed.

     Section 3.6.   REIMBURSABLE TAXES.  Borrower covenants and agrees that:

          (a) Borrower will reimburse each Bank Party for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any Eurodollar Loans (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall net income of Agent or such Bank Party or any lending office of such Bank Party by any jurisdiction in which such Bank Party or any such lending office is located (all such non-excluded taxes, levies, costs and charges being collectively called "REIMBURSABLE TAXES" in this section). Such reimbursement shall be on an after-tax basis, taking into account any taxes imposed on the amounts reimbursed.

          (b) All payments on account of the principal of, and interest on, each Bank Party's Loans and Note, and all other amounts payable by Borrower to any Bank Party hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by Law to make any such deduction or withholding from any payment to any Bank Party, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by such Bank Party after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to such Bank Party an official receipt or other official document evidencing payment of such deduction or withholding.

          (c) If Borrower is ever required to pay any Reimbursable Tax with respect to any Eurodollar Loan, Borrower may elect, by giving to Agent and such Bank Party not less than three Business Days' notice, to convert all (but not less than all) of any such Eurodollar Loan into a Base Rate Loan, but such election shall not diminish Borrower's obligation to pay all Reimbursable Taxes.

          (d) Notwithstanding the foregoing provisions of this section, Borrower shall be entitled, to the extent it is required to do so by Law, to deduct or withhold (and not to make any reimbursement for) income or other similar taxes imposed by the United States of America (other than any portion thereof attributable to a change in federal income tax Laws effected after the date hereof) from interest, fees or other amounts payable hereunder for the account of any Bank Party, other than a Bank Party (i) who is a U.S. person for Federal income tax purposes or (ii) who has the Prescribed Forms on file with Agent (with copies provided to Borrower) for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms, provided that if Borrower shall so deduct or withhold any such taxes, it shall provide a statement to Agent and such Bank Party, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Bank Party may reasonably request for assisting such Bank Party to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Bank Party is subject to tax. As used in this section, "Prescribed Forms" means such duly executed forms or statements, and in such number of copies, which may, from time to time, be prescribed by Law and which, pursuant to applicable provisions of (x) an income tax treaty between the United States and the country of residence of the Bank Party providing the forms or statements, (y) the Internal Revenue Code of 1986, as amended from time to time, or (z) any applicable rules or regulations thereunder, permit Borrower to make payments hereunder for the account of such Bank Party free of such deduction or withholding of income or similar taxes.

     Section 3.7.   [RESERVED].

     Section 3.8. REPLACEMENT OF LENDERS. If any Bank Party seeks reimbursement for increased costs under Sections 3.2 through 3.6, then within ninety days thereafter -- provided no Event of Default then exists -- Borrower shall have the right (unless such Bank Party withdraws its request for additional compensation) to replace such Bank Party by requiring such Bank Party to assign its Loans and Notes and its commitments hereunder to an Eligible Transferee reasonably acceptable to Agent and to Borrower, provided that: (i) all Obligations of Borrower owing to such Bank Party being replaced (including such increased costs, but excluding principal and accrued interest on the Notes being assigned) shall be paid in full to such Bank Party concurrently with such assignment, and (ii) the replacement Eligible Transferee shall purchase the Note being assigned by paying to such Bank Party a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment Borrower, Agent, such Bank Party and the replacement Eligible Transferee shall otherwise comply with Section 10.5. Notwithstanding the foregoing rights of Borrower under this section, however, Borrower may not replace any Bank Party which seeks reimbursement for increased costs under Section 3.2 through 3.6 unless Borrower is at the same time replacing all Bank Parties which are then seeking such compensation.

                  ARTICLE IV - CONDITIONS PRECEDENT TO LENDING

     Section 4.1. DOCUMENTS TO BE DELIVERED. No Lender has any obligation to make its first Loan, unless Agent shall have received all of the following, at Agent's office in Dallas, Texas, duly executed and delivered and in form, substance and date satisfactory to Agent:

          (a) This Agreement and any other documents that Lenders are to execute in connection herewith.

          (b)  Each Note.

          (c)  Each Security Document listed in the Security Schedule.

          (d)  Certain certificates of Borrower including:

               (i) An "Omnibus Certificate" of the Secretary and of the Chairman of the Board or President of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization, and (3) a copy of any bylaws of Borrower; and

               (ii) A "Compliance Certificate" of the Chairman of the Board or President and of the chief financial officer of Borrower, of even date with such Loan, in which such officers certify to the satisfaction of the conditions set out in subsections (a), (b), (c) and (d) of Section 4.2.

          (e) A certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction, and certificates of Borrower's good standing and due qualification to do business, issued by appropriate officials in any states in which Borrower owns property subject to Security Documents.

          (f)  Documents similar to those specified in subsections (d)(i) and
     (e) of this section with respect to each Guarantor and the execution by it of its guaranty of Borrower's Obligations.

          (g) A favorable opinion of Locke Purnell Rain Harrell, counsel for Restricted Persons, substantially in the form set forth in Exhibit F.

          (h)  The Initial Financial Statements.

          (i) Certificates or binders evidencing Restricted Persons' insurance in effect on the date hereof.

          (j) An aging report of the accounts receivable of Borrower for the months of May, June and July of 1997.

     Section 4.2. ADDITIONAL CONDITIONS PRECEDENT. No Lender has any obligation to make any Loan (including its first), unless the following conditions precedent have been satisfied:

          (a) All representations and warranties made by any Restricted Person in any Loan Document shall be true on and as of the date of such Loan (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Loan.

          (b)  No Default shall exist at the date of such Loan.

          (c) No Material Adverse Change shall have occurred to, and no event or circumstance shall have occurred that could cause a Material Adverse Change to, Borrower's Consolidated financial condition or businesses since the date of this Agreement.

          (d) Each Restricted Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan.

          (e) The making of such Loan shall not be prohibited by any Law and shall not subject any Lender to any penalty or other onerous condition under or pursuant to any such Law.

          (f) Agent shall have received all documents and instruments which Agent has then requested, in addition to those described in Section 4.1 (including opinions of legal counsel for Restricted Persons and Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Agent in form, substance and date.

          (g) Lenders shall have determined that the Initial Financial Statements do not show any adverse change from the preliminary financial statements prepared by Borrower and heretofore furnished to Lenders for Borrower's Fiscal Year ended October 31, 1996.

          (h) Payment of all commitment, facility, agency and other fees required to be paid to any Bank Party pursuant to any Loan Documents or any commitment agreement heretofore entered into.

          (i) Agent shall have received and reviewed, in its sole and absolute discretion, a field examination of Borrower.

                   ARTICLE V - REPRESENTATIONS AND WARRANTIES

     To confirm each Bank Party's understanding concerning Restricted Persons and Restricted Persons' businesses, properties and obligations and to induce each Bank Party to enter into this Agreement and to extend credit hereunder, Borrower represents and warrants to each Bank Party that:

     Section 5.1. NO DEFAULT. No Restricted Person is in default in the performance of any of the covenants and agreements contained in any Loan Document. To the best of Borrower's knowledge, no event has occurred and is continuing which constitutes a Default.

     Section 5.2. ORGANIZATION AND GOOD STANDING. Each Restricted Person is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary. Each Restricted Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

     Section 5.3. AUTHORIZATION. Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

     Section 5.4. NO CONFLICTS OR CONSENTS. The execution and delivery by the various Restricted Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i) conflict with any provision of (1) any Law, (2) the organizational documents of any Restricted Person, or (3) any agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person, (ii) result in the acceleration of any Indebtedness owed by any Restricted Person, or (iii) result in or require the creation of any Lien upon any assets or properties of any Restricted Person except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

     Section 5.5. ENFORCEABLE OBLIGATIONS. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

     Section 5.6. INITIAL FINANCIAL STATEMENTS. Borrower has heretofore delivered to each Bank Party true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present Borrower's Consolidated financial position at the respective dates thereof and the Consolidated results of Borrower's operations and Borrower's Consolidated cash flows for the respective periods thereof. Since the date of the annual Initial Financial Statements no Material Adverse Change has occurred. All Initial Financial Statements were prepared in accordance with GAAP.

     Section 5.7. OTHER OBLIGATIONS AND RESTRICTIONS. No Restricted Person has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, in the aggregate, material to Borrower or material with respect to Borrower's Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report. Except as shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report, no Restricted Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Change.

     Section 5.8. FULL DISCLOSURE. No certificate, statement or other information delivered herewith or heretofore by any Restricted Person to any Bank Party in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Restricted Person that has not been disclosed to each Bank Party in writing which could cause a Material Adverse Change.

     Section 5.9. LITIGATION. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Restricted Person threatened, against any Restricted Person before any Tribunal which could cause a Material Adverse Change, and
(ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any Restricted Person or any Restricted Person's stockholders, partners, directors or officers which could cause a Material Adverse Change.

     Section 5.10. LABOR DISPUTES AND ACTS OF GOD. Except as disclosed in the Disclosure Schedule or a Disclosure Report, neither the business nor the properties of any Restricted Person has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material Adverse Change.

     Section 5.11. ERISA PLANS AND LIABILITIES. All currently existing ERISA Plans are listed in the Disclosure Schedule or a Disclosure Report.
All Restricted Persons are in compliance with ERISA in all material respects.
 No Restricted Person is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in
Section 4001 of ERISA. Except as set forth in the Disclosure Schedule or a Disclosure Report: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

     Section 5.12. ENVIRONMENTAL AND OTHER LAWS. Except as disclosed in the Disclosure Schedule or a Disclosure Report: (a) Restricted Persons are conducting their businesses in material compliance with all applicable Laws, including Environmental Laws, and have and are in compliance with all licenses and permits required under any such Laws; (b) none of the operations or properties of any Restricted Person is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (c) no Restricted Person (and to the best knowledge of Borrower, no other Person) has filed any notice under any Law indicating that any Restricted Person is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any Restricted Person; (d) no Restricted Person has transported or arranged for the transportation of any Hazardous Material to any location which is (i) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (ii) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Restricted Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and (e) no Restricted Person otherwise has any known material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials.

     Section 5.13. NAMES AND PLACES OF BUSINESS. No Restricted Person has, during the preceding five years, had, been known by, or used any other trade or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of each Restricted Person are (and for the preceding five years have been) located at the address of Borrower set out in Section 10.3. Except as indicated in the Disclosure Schedule or a Disclosure Report, no Restricted Person has any other office or place of business.

     Section 5.14. BORROWER'S SUBSIDIARIES. Borrower does not presently have any Subsidiary or own any stock in any other corporation or association except those listed in the Disclosure Schedule or a Disclosure Report. Neither Borrower nor any Restricted Person is a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule or a Disclosure Report. Except as otherwise revealed in a Disclosure Report, Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule.

     Section 5.15. TITLE TO PROPERTIES; LICENSES. Each Restricted Person has good and to the best of Borrower's knowledge, defensible title to all of its material properties and assets, free and clear of all Liens other than Permitted Liens and of all impediments to the use of such properties and assets in such Restricted Person's business. Each Restricted Person possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Restricted Person is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

     Section 5.16. GOVERNMENT REGULATION. Neither Borrower nor any other Restricted Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

     Section 5.17. INSIDER. To the best of Borrower's knowledge, no Restricted Person, nor any Person having "control" (as that term is defined in 12 U.S.C. Section 375b(9) or in regulations promulgated pursuant thereto) of any Restricted Person, is a "director" or an "executive officer" or "principal shareholder" (as those terms are defined in 12 U.S.C. Section 375b(8) or (9) or in regulations promulgated pursuant thereto) of any Bank Party, of a bank holding company of which any Bank Party is a Subsidiary or of any Subsidiary of a bank holding company of which any Bank Party is a Subsidiary.

                 ARTICLE VI - AFFIRMATIVE COVENANTS OF BORROWER

     To conform with the terms and conditions under which each Bank Party is willing to have credit outstanding to Borrower, and to induce each Bank Party to enter into this Agreement and extend credit hereunder, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

     Section 6.1. PAYMENT AND PERFORMANCE. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower will cause each other Restricted Person to observe, perform and comply with every such term, covenant and condition.

     Section 6.2. BOOKS, FINANCIAL STATEMENTS AND REPORTS. Each Restricted Person will at all times maintain full and accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to each Bank Party at Borrower's expense:

          (a) As soon as available, and in any event within 120 days after the end of each Fiscal Year, complete Consolidated financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by Price Waterhouse, LLP or other independent certified public accountants selected by Borrower and reasonably acceptable to Agent, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.

          (b) Upon the reasonable request of Agent, complete consolidating financial statements of Borrower, prepared by Borrower, together with all notes thereto, prepared in reasonable detail in accordance with GAAP.
     These financial statements shall contain a consolidating balance sheet as of the end of such Fiscal Year and consolidating statements of earnings for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.

          (c) As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter Borrower's Consolidated balance sheet as of the end of such Fiscal Quarter and Consolidated statements of Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Borrower will, together with each such set of financial statements, furnish a certificate in the form of Exhibit D signed by the chief financial officer of Borrower stating that such financial statements are accurate and complete, stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 7.11, 7.12, 7.13, and 7.14, and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

          (d) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Restricted Person to its stockholders and all registration statements, periodic reports and other statements and schedules filed by any Restricted Person with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

          (e) As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter, a Borrowing Base Report of Borrower duly completed by an authorized officer of Borrower.

          (f) Concurrently with any Request for Loan, and in any event at least weekly, a Borrowing Base Report, appropriately completed and with all attachments.

     Section 6.3. OTHER INFORMATION AND INSPECTIONS. Each Restricted Person will furnish to each Bank Party any information which Agent may from time to time reasonably request in writing concerning the Eligible Receivables (such as face amounts and dates of invoices and the name and address of each account debtor obligated on such Eligible Receivable) and any covenant, provision or condition of the Loan Documents or any matter in connection with Restricted Persons' businesses and operations. Each Restricted Person will permit representatives appointed by Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of such Restricted Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Restricted Person shall permit Agent or its representatives to investigate and verify the accuracy of the information furnished to Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

     Section 6.4. NOTICE OF MATERIAL EVENTS AND CHANGE OF ADDRESS. Borrower will promptly notify each Bank Party in writing, stating that such notice is being given pursuant to this Agreement, of:

          (a)  the occurrence of any Material Adverse Change,

          (b)  the occurrence of any Default,

          (c) the acceleration of the maturity of any Indebtedness owed by any Restricted Person or of any default by any Restricted Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change,

          (d) any claim of $100,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against any Restricted Person or with respect to any Restricted Person's properties, and

          (e) the filing of any suit or proceeding against any Restricted Person in which an adverse decision could cause a Material Adverse Change.

Upon the occurrence of any of the foregoing Restricted Persons will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, or default, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Agent and Agent's counsel in writing at least twenty Business Days prior to the date that any Restricted Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Agent and its counsel to prepare the same.

     Section 6.5. MAINTENANCE OF PROPERTIES. Each Restricted Person will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition (ordinary wear and tear excepted) and in compliance with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

     Section 6.6. MAINTENANCE OF EXISTENCE AND QUALIFICATIONS. Each Restricted Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify will not cause a Material Adverse Change. Borrower will maintain and preserve or cause to be maintained and preserved the existence and rights and franchises in full force and effect of any management service organization that is not a Restricted Person, but which enters into a management service agreement on behalf of any Restricted Person.

     Section 6.7. PAYMENT OF TRADE LIABILITIES, TAXES, ETC. Each Restricted Person will (a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) within ninety (90) days after the same becomes due pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Liabilities now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

     Section 6.8. INSURANCE. Each Restricted Person will keep or cause to be kept insured by financially sound and reputable insurers its property in accordance with the Insurance Schedule. Borrower will maintain the additional insurance coverage as described in the respective Security Documents. Upon demand by Agent any insurance policies covering Collateral shall be endorsed (a) to provide for payment of losses to Agent as its interests may appear, (b) to provide that such policies may not be canceled or reduced or affected in any material manner for any reason without fifteen days prior notice to Agent, (c) to provide for any other matters specified in any applicable Security Document or which Agent may reasonably require; and
(d) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured. Each Restricted Person shall at all times maintain insurance against its liability for injury to persons or property in accordance with the Insurance Schedule, which insurance shall be by financially sound and reputable insurers. Without limiting the foregoing, each Restricted Person shall at all time maintain liability insurance in the amounts set out on the Insurance Schedule.

     Section 6.9. PERFORMANCE ON BORROWER'S BEHALF. If any Restricted Person fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Agent may pay the same. Borrower shall immediately reimburse Agent for any such payments and each amount paid by Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Agent.

     Section 6.10. INTEREST. Borrower hereby promises to each Bank Party to pay interest at the Late Payment Rate on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Bank Party) which Borrower has in this Agreement promised to pay to such Bank Party and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

     Section 6.11. COMPLIANCE WITH AGREEMENTS AND LAW. Each Restricted Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Restricted Person will conduct its business and affairs in compliance with all Laws applicable thereto.

     Section 6.12.  ENVIRONMENTAL MATTERS.

     (a) Each Restricted Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Restricted Person and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect.

     (b) Borrower will promptly furnish to Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by Borrower, or of which it has notice, pending or threatened against Borrower, by any governmental authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business.

     (c) Borrower will promptly furnish to Agent all requests for information, notices of claim, demand letters, and other notifications, received by Borrower in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location.

     Section 6.13. EVIDENCE OF COMPLIANCE. Each Restricted Person will furnish to each Bank Party at such Restricted Person's or Borrower's expense all evidence which Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

     Section 6.14. SOLVENCY. Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by Borrower and the consummation of the transactions contemplated hereby, Borrower will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar laws).

     Section 6.15. AGREEMENT TO DELIVER SECURITY DOCUMENTS. Borrower agrees to deliver and to cause each other Restricted Person to deliver, to further secure the Obligations whenever requested by Agent in its reasonable discretion, security agreements, financing statements and other Security Documents in form and substance satisfactory to Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property which is at such time Collateral or which was intended to be Collateral pursuant to any Security Document previously executed and not then released by Agent. Borrower will from time to time deliver, and will cause each other Restricted Person from time to time to deliver, to Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Restricted Persons in form and substance reasonably satisfactory to Agent, which Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

     Section 6.16. BANK ACCOUNTS; OFFSET. To secure the repayment of the Obligations Borrower hereby grants to each Bank Party a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Bank Party at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to any Bank Party from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with any Bank Party, and (c) any other credits and claims of Borrower at any time existing against any Bank Party, including claims under certificates of deposit and excluding Borrower's account number 8334001710 established with Bank One and all funds on deposit therein which shall have the sole purpose of providing collateral to secure Borrower's obligations under the lease covering its corporate headquarters. At any time and from time to time after the occurrence of any Default, each Bank Party is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to Borrower), any and all items hereinabove referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

     Section 6.17. GUARANTIES OF BORROWER'S SUBSIDIARIES. Each Subsidiary of Borrower, other than Borrower's Mexican Subsidiary, now existing or created, acquired or coming into existence after the date hereof shall, promptly upon request by Agent, execute and deliver to Agent an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be in the form of Exhibit G attached hereto. Each Subsidiary of Borrower existing on the date hereof shall duly execute and deliver such a guaranty prior to the making of any Loan hereunder. Borrower will cause each of its Subsidiaries to deliver to Agent, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Agent and its counsel that such Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute.

     Section 6.18. AUDIT. Allow (and cause each other Restricted Person to allow) Agent, (upon reasonable notice and during such Restricted Person's usual business hours) (i) to inspect any Restricted Person's books, records, accounts, and properties (including, without limitation, a field examination by Lender's secured lending group to test systems and controls it deems appropriate in its own reasonable discretion), (ii) to make and take away copies of those books, records, and accounts, (iii) to discuss any Restricted Person's affairs, conditions, finances, and prospects with any Restricted Person's directors, officers, employees, or general or limited partners (or their respective directors, officers, employees, or partners). If no Default or Potential Default exists, any such audit shall be at the expense of Borrower only once during each twelve month period during the term hereof. During any time when a Default or Potential Default exists each such audit performed hereunder shall be at the expense of Borrower.

                  ARTICLE VII - NEGATIVE COVENANTS OF BORROWER

     To conform with the terms and conditions under which each Bank Party is willing to have credit outstanding to Borrower, and to induce each Bank Party to enter into this Agreement and make the Loans, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

     Section 7.1. INDEBTEDNESS. No Restricted Person will in any manner owe or be liable for Indebtedness except:

     (a)  the Obligations.

     (b) Indebtedness outstanding under the instruments and agreements described on the Disclosure Schedule, excluding any renewals or extensions of such Indebtedness and providing that the original principal amount of any such Indebtedness is not in excess of the purchase price of the asset acquired thereby and such Indebtedness is secured only by the acquired asset.

     (c) purchase money Indebtedness or capital lease obligations in an aggregate Consolidated principal amount not to exceed $500,000 at any time, provided that the original principal amount of any such Indebtedness shall not be in excess of the purchase price of the asset acquired thereby and such Indebtedness shall be secured only by the acquired asset; provided that if Borrower requests that Lenders consent to an increase in such amount, Lenders' consent shall not be unreasonably withheld.

     Section 7.2. LIMITATION ON LIENS. No Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except, to the extent not otherwise forbidden by the Security Documents the following ("Permitted Liens"):

     (a)  Liens which secure Obligations only.

     (b) Statutory Liens for taxes, statutory mechanics' and materialmen's Liens incurred in the ordinary course of business, and other similar Liens incurred in the ordinary course of business, provided such Liens do not secure Indebtedness and secure only Indebtedness which is not delinquent or which is being contested as provided in Section 6.6.

     (c) Liens securing Indebtedness described in Section 7.1(c) and leases with Bank One Leasing described in the Disclosure Schedule..

     Section 7.3. HEDGING. No Restricted Person will be a party to or in any manner be liable on any forward, future, swap or hedging contract.

     Section 7.4. LIMITATION ON MERGERS, ISSUANCES OF SECURITIES. Except as expressly provided in this subsection no Restricted Person will merge or consolidate with or into any other business entity. Any Subsidiary of Borrower may, however, be merged into or consolidated with (i) another Subsidiary of Borrower, so long as a Guarantor is the surviving business entity, or
(ii) Borrower, so long as Borrower is the surviving business entity. No Restricted Person will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities, except that Borrower's wholly-owned Subsidiaries may issue such shares, options, warrants or other rights to Borrower, and Borrower may issue its common stock and warrants to purchase its common stock, but only to the extent not otherwise forbidden under the terms hereof. No Subsidiary of Borrower which is a partnership will allow any diminution of Borrower's interest (direct or indirect) therein.

     Section 7.5. LIMITATION ON SALES OF PROPERTY. No Restricted Person will sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein except equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value. Neither Borrower nor any of Borrower's Subsidiaries will sell, transfer or otherwise dispose of capital stock of any of Borrower's Subsidiaries except that any Subsidiary of Borrower may sell or issue its own capital stock to the extent not otherwise prohibited hereunder. No Restricted Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

     Section 7.6. LIMITATION ON DIVIDENDS AND REDEMPTIONS. No Restricted Person will declare or pay any dividends on, or make any other distribution in respect of, any class of its capital stock or any partnership or other interest in it, nor will any Restricted Person directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any shares of the capital stock of or partnership interests in any Restricted Person (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Restricted Person. The foregoing provisions of this Section 7.6 notwithstanding, Borrower may declare and pay dividends in its common stock.

     Section 7.7. LIMITATION ON INVESTMENTS AND NEW BUSINESSES. No Restricted Person will (i) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (ii) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, (iii) make any acquisitions of or capital contributions to or other investments in any Person, other than Permitted Investments.

     Section 7.8. LIMITATION ON CREDIT EXTENSIONS. Except for Permitted Investments, no Restricted Person will extend credit, make advances or make loans other than normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner.

     Section 7.9. TRANSACTIONS WITH AFFILIATES. Neither Borrower nor any of its Subsidiaries will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates, provided that such restriction shall not apply to transactions among Borrower and its wholly owned Subsidiaries.

     Section 7.10. CERTAIN CONTRACTS; AMENDMENTS; MULTIEMPLOYER ERISA PLANS. Except as expressly provided for in the Loan Documents, no Restricted Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of Borrower to: (i) pay dividends or make other distributions to Borrower, (ii) to redeem equity interests held in it by Borrower, (iii) to repay loans and other indebtedness owing by it to Borrower, or (iv) to transfer any of its assets to Borrower. No Restricted Person will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Agent or any Lender under or acquired pursuant to any Security Documents. No Restricted Person will establish or incur any obligation to contribute to any ERISA Plan.

     Section 7.11. MINIMUM NET WORTH. The Consolidated Tangible Net Worth at the end of each Fiscal Quarter will not be less than the sum of (i) $30,000,000 plus (ii) seventy percent

(70%) of the Consolidated Net Income (but only if a positive number) for the period beginning on April 30, 1997 and ending on the last day of such Fiscal Quarter plus (iii) the aggregate amount of capital contributions or proceeds of equity offerings (after expenses) received by Borrower after the date hereof, all calculated in accordance with GAAP.

     Section 7.12. RATIO OF DEBT TO NET WORTH. Prior to the Secondary Public Offering, the ratio of (1) Consolidated Debt to (2) Consolidated Tangible Net Worth will never be greater than (A) 1.75 to 1.0 at any time. Following the Secondary Public Offering and provided that the Secondary Public Offering is fully subscribed, the ratio of (1) Consolidated Debt in excess of $20,000,000 to
(2) Consolidated Tangible Net Worth will never be greater than 1.0 to 1.0 at any time, all calculated in accordance with GAAP.

     Section 7.13. CURRENT RATIO. The ratio of: (a) Borrower's Consolidated current assets minus Inventory to (b) Borrower's Consolidated current liabilities, all calculated in accordance with GAAP plus outstanding Loans will never be less than .8 to 1.0.

     Section 7.14. FIXED CHARGE COVERAGE RATIO. At the end of any Fiscal Quarter, the ratio of (a) Borrower's Adjusted EBITDA (as defined below) for the last four Fiscal Quarters of Borrower then ended to (b) Borrower's Fixed Charges (as defined below) for such Fiscal Quarters will not be less than 1.75 to 1.0 all calculated in accordance with GAAP. For purposes of this section, "ADJUSTED EBITDA" means for any period, Borrower's EBITDA for such period plus operating lease payments made by Borrower during such period, calculated in accordance with GAAP. "FIXED CHARGES" means for any period, the sum of (i) principal and interest payments on Borrower's Consolidated Indebtedness (including payments under capital leases) due during such period (whether or not paid), (ii) payments under operating leases due during such period (whether or not paid), and (iii) dividends and distributions made by Borrower during such period (if for any reason this Agreement is modified to permit any such dividends or distributions), calculated in accordance with GAAP.

                    ARTICLE VIII - EVENTS OF DEFAULT AND REMEDIES

     Section 8.1. EVENTS OF DEFAULT. Each of the following events constitutes an Event of Default under this Agreement:

     (a) Any Restricted Person fails to pay any Obligation within five (5) Business Days after the date when due, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

     (b) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

     (c) Any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.4 or Article VII and such failure remains unremedied for a period of fifteen (15) days after the earlier to occur of: (i) written notice thereof is given by Agent to the Borrower or
(ii) any Restricted Person otherwise becomes aware of such failure;

     (d)  Any Restricted Person fails (other than as referred to in subsections
(a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after written notice of such failure is given by Agent to Borrower;

     (e) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Agent;

     (f) Any Restricted Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrower or to Borrower and its subsidiaries on a Consolidated basis or materially significant to any Guarantor, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

     (g) Subject to Section 6.7, any Restricted Person (i) fails to pay any portion, when such portion is due, of any of its Indebtedness in excess of $350,000 or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

     (h)  Any Restricted Person:

          (i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty days; or

          (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

          (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

          (iv) suffers the entry against it of a final judgment for the payment of money in excess of $1,000,000 (not covered by insurance satisfactory to Agent in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

          (v) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside; and

     (i)  Any Material Adverse Change occurs.

Upon the occurrence of an Event of Default described in subsection (h)(i),
(h)(ii) or (h)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender to make any further Loans shall be permanently terminated. During the continuance of any other Event of Default, Agent at any time and from time to time may (and upon written instructions from Majority Lenders, Agent shall), without notice to Borrower or any other Restricted Person, do either or both of the following: (1) terminate any obligation of Lenders to make Loans hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement.

     Section 8.2. REMEDIES. If any Default shall occur and be continuing, each Bank Party may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Bank Party may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Bank Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.


                                  ARTICLE IX - AGENT

     Section 9.1. APPOINTMENT AND AUTHORITY. Each Lender which becomes a party to this Agreement hereby irrevocably authorizes Agent, and Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Agent to the other Bank Parties is only that of one commercial lender acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Agent a trustee or other fiduciary for any holder of any of the Notes or of any participation therein nor to impose on Agent duties and obligations other than those expressly provided for in the Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Agent, Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lenders in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself), provided, however, that Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable Law. Upon receipt by Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from any other Bank Party to Agent of any Default or Event of Default, Agent shall promptly notify each other Bank Party thereof.

     Section 9.2. EXCULPATION, AGENT'S RELIANCE, ETC. Neither Agent nor any of its directors, officers, agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, INCLUDING THEIR NEGLIGENCE OF ANY KIND, except that each shall be liable for its own gross negligence or willful misconduct.
Without limiting the generality of the foregoing, Agent (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any other Bank Party and shall not be responsible to any other Bank Party for any statements, warranties or representations made in or in connection with the Loan
Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Restricted Person or to inspect the property (including the books and records) of any Restricted Person; (e) shall not be responsible to any other Bank Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of each Restricted Person and the Lenders in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing
(including any telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

     Section 9.3. CREDIT DECISIONS. Each Bank Party acknowledges that it has, independently and without reliance upon any other Bank Party, made its own analysis of Borrower and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents. Each Bank Party also acknowledges that it will, independently and without reliance upon any other Bank Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

     Section 9.4. INDEMNIFICATION. Each Lender agrees to indemnify Agent (to the extent not reimbursed by Borrower within ten (10) days after demand) from and against such Lender's Percentage Share of any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Agent growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT,

provided only that no Lender shall be obligated under this section to indemnify Agent for that portion, if any, of any liabilities and costs which is proximately caused by Agent's own individual gross negligence or willful misconduct, as determined in a final judgment. Cumulative of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for such Lender's Percentage Share of any costs and expenses to be paid to Agent by Borrower under Section 10.4(a) to the extent that Agent is not timely reimbursed for such expenses by Borrower as provided in such section. As used in this section the term "Agent" shall refer not only to the Person designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

     Section 9.5. RIGHTS AS LENDER. In its capacity as a Lender, Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Agent. Agent may accept deposits from, lend money to, act as Trustee under indentures of, and generally engage in any kind of business with any Restricted Person or their Affiliates, all as if it were not Agent hereunder and without any duty to account therefor to any other Lender.

     Section 9.6. SHARING OF SET-OFFS AND OTHER PAYMENTS. Each Bank Party agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section 3.1, causes such Bank Party to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Bank Parties to share all payments as provided for in Section 3.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lenders share all payments of Obligations as provided in Section 3.1; provided, however, that nothing herein contained shall in any way affect the right of any Bank Party to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to Tribunal order to be paid on account of the possession of such funds prior to such recovery.

     Section 9.7. INVESTMENTS. Whenever Agent in good faith determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Lenders about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lenders, Agent shall invest such funds pending distribution; all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment. All moneys received by Agent for distribution to Lenders (other than to the Person who is Agent in its separate capacity as a Lender) shall be held by Agent pending such distribution solely as Agent for such Lenders, and Agent shall have no equitable title to any portion thereof.

     Section 9.8. BENEFIT OF ARTICLE IX. The provisions of this Article (other than the following Section 9.9) are intended solely for the benefit of Bank Parties, and no Restricted Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Bank Party. Bank Parties may waive or amend such provisions as they desire without any notice to or consent of Borrower or any Restricted Person.

     Section 9.9. RESIGNATION. Agent may resign at any time by giving written notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation. Upon any such resignation Lenders having aggregate Percentage Shares of at least one hundred percent (100%) shall have the right to appoint a successor Agent. A successor must be appointed for any retiring Agent, and such Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Agent's resignation, no successor Agent has been appointed and has accepted such appointment, then the retiring Agent may appoint a successor Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the Laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.


                              ARTICLE X - MISCELLANEOUS

     Section 10.1.  WAIVERS AND AMENDMENTS; ACKNOWLEDGMENTS.

     (a) WAIVERS AND AMENDMENTS. No failure or delay (whether by course of conduct or otherwise) by any Bank Party in exercising any right, power or remedy which such Bank Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Bank Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy.
No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Restricted Person shall in any case of itself entitle any Restricted Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Agent, by Agent, and (iii) if such party is a Lender, by such Lender or by Agent on behalf of such Lender with the written consent of Majority Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.9). Anything to the contrary herein notwithstanding, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article IV (provided that Agent may in its discretion withdraw any request it has made under Section 4.2(f)), (2) increase the Commitment of such Lender or subject such Lender to any additional obligations, (3) reduce any fees payable to such Lender hereunder, or the principal of, or interest on, such Lender's Note, (4) postpone any date fixed for any payment of any such fees, principal or interest, or (5) release Borrower from its obligation to pay such Lender's Note or any Guarantor from its guaranty of such payment or, (6) release any Collateral, or (7) amend the definition of Eligible Receivables set forth in Section 1.1.

     (b) ACKNOWLEDGMENTS AND ADMISSIONS. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof,
(iii) there are no representations, warranties, covenants, undertakings or agreements by any Bank Party as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Bank Party has any fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower and the other Restricted Persons, on one hand, and each Bank Party, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Restricted Person and any Bank Party, (vii) Agent is not Borrower's Agent, but Agent for Lenders, (viii) should an Event of Default or Default occur or exist, each Bank Party will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time,
(ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by any Bank Party, or any representative thereof, and no such representation or covenant has been made, that any Bank Party will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) all Bank Parties have relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

     (c) REPRESENTATION BY LENDERS. Each Lender hereby represents that it will acquire its Note for its own account in the ordinary course of its lending business; however, the disposition of such Lender's property shall at all times be and remain within its control and, in particular and without limitation, such Lender may sell or otherwise transfer its Note, any participation interest or other interest in its Note, or any of its other rights and obligations under the Loan Documents.

     (d) JOINT ACKNOWLEDGMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 10.2. SURVIVAL OF AGREEMENTS; CUMULATIVE NATURE. All of Restricted Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Bank Party and all of Bank Parties' obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Restricted Person to any Bank Party under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Bank Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Bank Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

     Section 10.3. NOTICES. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Agent may give telephonic notices to the other Bank Parties), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy or telex, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and Restricted Persons at the address of Borrower specified on the signature pages hereto and to each Bank Party at its address specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of telecopy or telex, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Request for Loan shall become effective until actually received by Agent.

     Section 10.4.  PAYMENT OF EXPENSES; INDEMNITY.

     (a) PAYMENT OF EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Agent (including reasonable attorneys' fees, consultants' fees and engineering fees, travel costs and miscellaneous expenses) in connection with (1) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto,
(2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, (4) monitoring or confirming (or preparation or negotiation of any document related to) Borrower's compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (iii) all reasonable costs and expenses incurred by or on behalf of any Bank Party (including reasonable attorneys' fees, consultants' fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents with respect to the obligations of Borrowers (including this section) or the defense of any Bank Party's exercise of its rights thereunder with respect to the obligations of Borrower. In addition to the foregoing, until and all Obligations have been paid in full, Borrower will also pay or reimburse Agent for all reasonable out-of-pocket costs and expenses of Agent or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of Agent, including travel and miscellaneous expenses and fees and expenses of Agent's outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

     (b) INDEMNITY. Borrower agrees to indemnify each Bank Party, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Bank Party growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Restricted Person or any liabilities or duties of any Restricted
Person or any Bank Party with respect to Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY BANK PARTY,

provided only that no Bank Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by any Bank Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term "Bank Parties" shall refer not only to the Persons designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Persons.

     Section 10.5. JOINT AND SEVERAL LIABILITY; PARTIES IN INTEREST; ASSIGNMENTS. All Obligations which are incurred by two or more Restricted Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Restricted Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Agent. Neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to all Bank Parties, such purchaser shall not be entitled to any rights of any Bank Party under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

     (b) No Lender shall sell any participation interest in its commitment hereunder or any of its rights under its Loans or under the Loan Documents to any Person other than an Eligible Transferee, and then only if the agreement between such Lender and such participant at all times provides: (i) that such participation exists only as a result of the agreement between such participant and such Lender and that such transfer does not give such participant any right to vote as a Lender or any other direct claims or rights against any Person other than such Lender, (ii) that such participant is not entitled to payment from any Restricted Person under Sections 3.2 through 3.6 of amounts in excess of those payable to such Lender under such sections (determined without regard to the sale of such participation), and (iii) unless such participant is an Affiliate of such Lender, that such participant shall not be entitled to require such Lender to take any action under any Loan Document or to obtain the consent of such participant prior to taking any action under any Loan Document, except for actions which would require the consent of all Lenders under the next-to-last sentence of subsection (a) of Section 10.1. No Lender selling such a participation shall, as between the other parties hereto and such Lender, be relieved of any of its obligations hereunder as a result of the sale of such participation. Each Lender which sells any such participation to any Person (other than an Affiliate of such Lender) shall give prompt notice thereof to Agent and Borrower.

     (c) Except for sales of participations under the immediately preceding subsection (b), no Lender shall make any assignment or transfer of any kind of its commitments or any of its rights under its Loans or under the Loan Documents, except for assignments to an Eligible Transferee, and then only if such assignment is made in accordance with the following requirements:

          (i) Each such assignment shall apply to all Obligations owing to the assignor Lender hereunder and to the unused portion of the assignor Lender's commitments, so that after such assignment is made the assignor Lender shall have a fixed (and not a varying) Percentage Share in its Loans and Note and be committed to make that Percentage Share of all future Loans, the assignee shall have a fixed Percentage Share in such Loans and Note and be committed to make that Percentage Share of all future Loans, and the Percentage Share of the Commitment of both the assignor and assignee shall equal or exceed $10,000,000.

          (ii) The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the "Register" (as defined below in this section), an Assignment and Acceptance in the form of Exhibit E, appropriately completed, together with the Note subject to such assignment and a processing fee payable to Agent of $2,500. Upon such execution, delivery, and payment and upon the satisfaction of the conditions set out in such Assignment and Acceptance, then (i) Borrower shall issue new Notes to such assignor and assignee upon return of the old Notes to Borrower, and
     (ii) as of the "Settlement Date" specified in such Assignment and Acceptance the assignee thereunder shall be a party hereto and a Lender hereunder and Agent shall thereupon deliver to Borrower and each Lender a schedule showing the revised Percentage Shares of such assignor Lender and such assignee Lender and the Percentage Shares of all other Lenders.

          (iii) Each assignee Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) for Federal income tax purposes, shall (to the extent it has not already done so) provide Agent and Borrower with the "Prescribed Forms" referred to in Section 3.6(d).

     (d) Nothing contained in this section shall prevent or prohibit any Lender from assigning or pledging all or any portion of its Loans and Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal
Reserve Bank; provided that no such assignment or pledge shall relieve such Lender from its obligations hereunder.

     (e) By executing and delivering an Assignment and Acceptance, each assignee Lender thereunder will be confirming to and agreeing with Borrower, Agents and each other Lender hereunder that such assignee understands and agrees to the terms hereof, including Article IX hereof.

     (f) Agent shall maintain a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of Lenders and the Percentage Shares of, and principal amount of the Loans owing to, each Lender from time to time (in this section called the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower and each Bank Party may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes. The Register shall be available for inspection by Borrower or any Bank Party at any reasonable time and from time to time upon reasonable prior notice.

     Section 10.6. CONFIDENTIALITY. Each Bank Party agrees that it will take all reasonable steps to keep confidential any proprietary information given to it by any Restricted Person, provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain, (ii) is required to be disclosed by Law (whether valid or invalid) of any Tribunal, (iii) is disclosed to any Bank Party's Affiliates, auditors, attorneys, or agents, (iv) is furnished to any other Bank Party or to any purchaser or prospective purchaser of participations or other interests in any Loan or Loan Document, or (v) is disclosed in the course of enforcing its rights and remedies during the existence of an Event of Default.

     Section 10.7. GOVERNING LAW; SUBMISSION TO PROCESS. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. CHAPTER 15 OF TEXAS REVISED CIVIL STATUTES ANNOTATED ARTICLE 5069 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) DOES NOT APPLY TO THIS AGREEMENT OR TO THE NOTES. BORROWER HEREBY IRREVOCABLY SUBMITS ITSELF AND EACH OTHER RESTRICTED PERSON TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT OR ANY RESTRICTED PERSON IN ANY LEGAL PROCEEDING RELATING TO THE LOAN DOCUMENTS OR THE OBLIGATIONS BY ANY MEANS ALLOWED UNDER TEXAS OR FEDERAL LAW. ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY

RELATED TO ANY OF THE LOAN DOCUMENTS SHALL BE BROUGHT AND LITIGATED EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, TO THE EXTENT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE IN THE TEXAS DISTRICT COURTS SITTING IN DALLAS COUNTY, TEXAS. THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND FURTHER AGREE TO A TRANSFER OF ANY SUCH PROCEEDING TO A FEDERAL COURT SITTING IN THE STATE OF TEXAS TO THE EXTENT THAT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE TO A STATE COURT IN DALLAS, TEXAS. IN FURTHERANCE THEREOF, BORROWER AND BANK PARTIES EACH HEREBY ACKNOWLEDGE AND AGREE THAT IT WAS NOT INCONVENIENT FOR THEM TO NEGOTIATE AND RECEIVE FUNDING OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN SUCH COUNTY AND THAT IT WILL BE NEITHER INCONVENIENT NOR UNFAIR TO LITIGATE OR OTHERWISE RESOLVE ANY DISPUTES OR CLAIMS IN A COURT SITTING IN SUCH COUNTY.

     Section 10.8. LIMITATION ON INTEREST. Bank Parties, Restricted Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither any Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Bank Parties expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or
(c) any Bank Party or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Bank Party's or holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Bank Parties and Restricted Persons (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest,
(ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. In the event applicable law provides for an interest ceiling, the ceiing shall be the "weekly ceiling" as defined in Section 303 of the Texas Finance Code and Chapter 1D of Title 79, Tex. Rev. Civ. Stats. 1925, as amended and shall be used when appropriate in determining the Highest Lawful Rate. As used in this section the term "applicable Law" means the Laws of the State of Texas or the Laws of the United States of America, whichever Laws allow the greater interest, as such Laws now exist or may be changed or amended or come into effect in the future.

     Section 10.9. TERMINATION; LIMITED SURVIVAL. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations under Sections 3.2 through 3.6, and any obligations which any Person may have to indemnify or compensate any Bank Party shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

     Section 10.10. SEVERABILITY. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

     Section 10.11. COUNTERPARTS. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same agreement.

     Section 10.12. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC.
     BORROWER AND EACH BANK PARTY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (a) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION

CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (b) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES", AS DEFINED BELOW, (c) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.



                                       STB SYSTEMS, INC.
                                       Borrower



                                       By: /s/ James L. Hopkins
                                          ----------------------------------
                                          Name:  James L. Hopkins
                                          Title: VP-CFO


                                          Address:
                                          1651 North Glenville
                                          ----------------------------------
                                          Richardson, Texas  75081
                                          ----------------------------------
                                          ----------------------------------

                                          Attention: President
                                                    ------------------------

                                          Telephone: (972) 234-8750
                                                    ------------------------
                                          Telecopy: (972)680-7153
                                                   -------------------------



                                          BANK ONE, TEXAS, N.A.
                                          Agent and Lender



                                       By: /s/ Richard L. Rogers
                                          ----------------------------------
                                          Name:  Richard L. Rogers
                                          Title: Vice President


                                       Address:
                                       1717 Main Street
                                       Dallas, Texas 75201
                                       Attention: Richard L. Rogers

                                       Telephone:  (214) 290-2305
                                       Telecopy:  (214) 290-2540

                                       SANWA BUSINESS CREDIT CORPORATION
                                       Lender



                                       By: /s/ John P. Thacker
                                          ----------------------------------
                                          Name:  John P. Thacker
                                          Title: First Vice President


                                          Address:
                                          Sanwa Business Credit Corporation
                                          ----------------------------------
                                          One S. Wachker Drive
                                          ----------------------------------
                                          Chicago, Illinois
                                          ----------------------------------

                                          Attention: Cindy Bertsch
                                                    ------------------------

                                          Telephone: (312) 853-1320
                                                    ------------------------
                                          Telecopy:  (312) 853-1438
                                                   -------------------------

                                                                     SCHEDULE 1


DISCLOSURE SCHEDULE


     To supplement the following sections of the Agreement of which this
Schedule is a part, Borrower hereby makes the following disclosures:

     1.   Section 5.6  INITIAL FINANCIAL STATEMENTS:





     2.   Section 5.7  OTHER OBLIGATIONS:





     3.   Section 5.9  LITIGATION:





     4.   Section 5.11  ERISA LIABILITIES:



     5.   Section 5.12  ENVIRONMENTAL:



     6.   Sections 5.13 and 10.3  NAMES AND PLACES OF BUSINESS:



     7.   Section 5.14  BORROWER'S SUBSIDIARIES AND STOCKHOLDINGS:

                                                                     SCHEDULE 2


SECURITY SCHEDULE


     1. Security Agreement dated of even date herewith executed by Borrower (the "Security Agreement").

     2.   Guaranty dated of even date herewith executed by STB Assembly, Inc.

     3. Guaranty dated of even date herewith executed by Symmetric Simulation Systems, Inc.

                                                                      EXHIBIT A

                                PROMISSORY NOTE

$30,000,000                      Dallas, Texas                November 21, 1997

     FOR VALUE RECEIVED, the undersigned, STB Systems, Inc., a Texas corporation (herein called "Borrower"), hereby promises to pay to the order of Bank One, Texas, N.A., a national banking association (herein called "Lender"), the principal sum of Thirty Million Dollars ($30,000,000), or, if greater or less, the aggregate unpaid principal amount of the Loan made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of the Agent under the Credit Agreement, 1717 Main Street, Dallas, Texas or at such other place within Dallas County, Texas, as from time to time may be designated by the holder of this Note.

     This Note (a) is issued and delivered under that certain Credit Agreement of even date herewith among Borrower, Bank One, Texas, N.A., as Agent, and the lenders (including Lender) referred to therein (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Note" as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement). Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

     For the purposes of this Note, the following terms have the meanings assigned to them below:

          "Base Rate Payment Date" means (i) the first day of each calendar month, beginning January 1, 1998, and (ii) any day on which past due interest or principal is owed hereunder and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal hereon shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.

          "Eurodollar Rate Payment Date" means, with respect to any Eurodollar
     Loan: (i) the day on which the related Interest Period ends and (ii) any day on which past due interest or past due principal is owed hereunder with respect to such Eurodollar Loan and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal with respect to such Eurodollar Loan shall be deferred from one Eurodollar Rate Payment Date to another day, such other day shall also be a Eurodollar Rate Payment Date.

     The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on the Maturity Date.

     Base Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day. On each Base Rate Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Loans to and including the last day of the Fiscal Quarter immediately preceding such Base Rate Payment Date. Each Eurodollar Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Eurodollar Rate in effect on such day. On each Eurodollar Rate Payment Date relating to such Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such Eurodollar Rate Payment Date. All past due principal of and past due interest on the Loan shall bear interest on each day outstanding at the Late Payment Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate (by the foregoing clause (a) or by reference to the Highest Lawful Rate in the definitions of Base Rate, Eurodollar Rate, and Late Payment Rate), this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

     Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon. In the event applicable law provides for an interest ceiling, as defined in Section 303 of the Texas Finance Code and Chapter 1D of Title 79, Tex. Rev. Civ. Stats. 1925, as amended, that ceiling shall be the "weekly ceiling" and shall be used in this Note for calculating the Highest Lawful Rate and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

     If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

     Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

     THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

                                  STB SYSTEMS, INC.


                                  By:
                                      ----------------------------------------
                                      Name:
                                      Title:

                                                                      EXHIBIT B

                                REQUEST FOR LOAN

     Reference is made to that certain Credit Agreement dated as of NOVEMBER 21, 1997 (as from time to time amended, the "Agreement"), by and among STB Systems, Inc. ("Borrower"), Bank One, Texas, N.A., as Agent, and certain financial institutions ("Lenders"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement Borrower hereby requests Lenders to make Loans to Borrower in the aggregate principal amount of $ __________ and specifies ____________, 19__, as the date Borrower desires for Lenders to make such Loans and for Agent to deliver to Borrower the proceeds thereof.

     To induce Lenders to make such Loans, Borrower hereby represents, warrants, acknowledges, and agrees to and with Agent and each Lender that:

          (a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

          (b) The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

          (c) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 10.1(a) of the Agreement; nor will any such Default exist upon Borrower's receipt and application of the Loans requested hereby. Borrower will use the Loans hereby requested in compliance with
     Section 2.4 of the Agreement.

          (d) Except to the extent waived in writing as provided in Section 10.1(a) of the Agreement, Borrower has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to Loans contained in the Agreement remains satisfied.

          (e) The Facility Usage, after the making of the Loans requested hereby, will not be in excess of the Borrowing Base on the date requested for the making of such Loans.

          (f) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

     The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.

     IN WITNESS WHEREOF, this instrument is executed as of ____________, 19__.



                                       STB SYSTEMS, INC.



                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                                                      EXHIBIT C

                         CONTINUATION/CONVERSION NOTICE

     Reference is made to that certain Credit Agreement dated as of November 21, 1997 (as from time to time amended, the "Agreement"), by and among STB Systems, Inc. ("Borrower"), Bank One, Texas, N.A., as Agent, and certain financial institutions ("Lenders"). Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement Borrower hereby elects Eurodollar Loans in the aggregate amount of $ __________ with an Interest Period beginning on __________________ and continuing for a period of __________________.

     To meet the conditions set out in the Agreement for the making of such election, Borrower hereby represents, warrants, acknowledges and agrees that:

          (a) The officer of Borrower signing this instrument is a duly elected, qualified and acting ____________ of Borrower, having all necessary authority to act for Borrower in making the election herein contained.

          (b) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 10.1(a) of the Agreement.

          (c) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

     The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.

     IN WITNESS WHEREOF this instrument is executed as of __________________.



                                   STB SYSTEMS, INC.



                                   By:
                                       --------------------------------------
                                       Name:
                                       Title:

                                                                      EXHIBIT D

                            CERTIFICATE ACCOMPANYING
                              FINANCIAL STATEMENTS

     Reference is made to that certain Credit Agreement dated as of [DATE], 1997 (as from time to time amended, the "Agreement"), by and among STB Systems, Inc. ("Borrower"), Bank One, Texas, N.A., as Agent, and certain financial institutions ("Lenders"), which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

     This Certificate is furnished pursuant to Section 6.2(b) of the Agreement. Together herewith Borrower is furnishing to Agent and each Lender Borrower's *[AUDITED/UNAUDITED] financial statements (the "Financial Statements") as at ____________ (the "Reporting Date"). Borrower hereby represents, warrants, and acknowledges to Agent and each Lender that:

          (a) the officer of Borrower signing this instrument is the duly elected, qualified and acting ____________ of Borrower and as such is Borrower's chief financial officer;

          (b) the Financial Statements are accurate and complete and satisfy the requirements of the Agreement;

          (c) attached hereto is a schedule of calculations showing Borrower's compliance as of the Reporting Date with the requirements of Sections [7.11, 7.12, 7.13, 7.14] of the Agreement *[AND BORROWER'S NON-COMPLIANCE AS OF SUCH DATE WITH THE REQUIREMENTS OF SECTION(S) 7.11, 7.12, 7.13, 7.14 OF THE AGREEMENT];

          (d) on the Reporting Date Borrower was, and on the date hereof Borrower is, in full compliance with the disclosure requirements of Section
     6.4 of the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[EXCEPT FOR DEFAULT(S) UNDER SECTION(S) ____________ OF THE AGREEMENT, WHICH *[IS/ARE] more fully described on a schedule attached hereto].

          (e) *[UNLESS OTHERWISE DISCLOSED ON A SCHEDULE ATTACHED HERETO,] The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

     The officer of Borrower signing this instrument hereby certifies that he has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments of Borrower and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

     IN WITNESS WHEREOF, this instrument is executed as of ____________, 19__.



                                    STB SYSTEMS, INC.



                                    By:
                                        --------------------------------------
                                        Name:
                                        Title:

                                                                      EXHIBIT E

                           ASSIGNMENT AND ACCEPTANCE

     Reference is made to the Credit Agreement dated as of November 21, 1997 (the "CREDIT AGREEMENT") among STB Systems, Inc., a Texas corporation (the "BORROWER"), the Lenders (as defined in the Credit Agreement) and Bank One, Texas, N.A., as agent for the Lenders (the "AGENT"). Terms defined in the Credit Agreement are used herein with the same meaning.

     The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that the Agent exchange such Note for new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitment retained by the Assignor, if any, as specified on Schedule 1.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 5.6 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) attaches any other forms required by Agent.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1.

     5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Texas.

     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       to
                           ASSIGNMENT AND ACCEPTANCE

     Percentage interest assigned:                            %
                                                      --------

     Assignee's Commitment:                           $
                                                       -------

     Aggregate outstanding principal amount
       of Loans assigned:                             $
                                                       -------

     Principal amount of Note payable to Assignee:    $
                                                       -------

     Principal amount of Note payable to Assignor:    $
                                                       -------

     Effective Date (if other than date
       of acceptance by Agent):                       *       , 19
                                                       -------  --



                              [NAME OF ASSIGNOR], as Assignor


                              By:
                                  --------------------------------------------
                                  Title:

                              Dated:              , 19
                                    --------------  --


                              Domestic Lending Office:

                              Eurodollar Lending Office:

                                                                    EXHIBIT F


                            OPINION OF LOCKE PURNELL


Bank One, Texas, N.A.
1717 Main Street
Dallas, Texas   75201

Attn:  Richard L. Rogers

Ladies and Gentlemen:

     This opinion is being delivered to you pursuant to Section 4.1(g) of the Credit Agreement dated November 21, 1997 (the "Agreement"), by and between STB Systems, Inc., a Texas corporation ("Borrower"), and Bank One, Texas, N.A., as Agent ("Agent"), and certain lenders named therein ("Lenders"). Capitalized terms which are defined in the Agreement and which are used but not defined herein shall have the meanings given them in the Agreement. Terms defined in
Schedule 1 hereto shall have the same meanings when used in the body of this opinion.

     We have acted as counsel for Borrower in connection with the transactions provided for in the Agreement. As such counsel we have assisted in the negotiation of the Agreement and the other Loan Documents. We have examined executed counterparts (or, where indicated, photostatic copies of executed counterparts) of the documents listed in Schedule 1. (The documents listed in
Section I of Schedule 1 are hereinafter referred to as the "Principal
Documents".)   We have discussed the matters addressed in this opinion with officers and representatives of Borrower to the extent we have deemed appropriate to enable us to render this opinion.

     In preparing this opinion we have also examined original counterparts or photostatic or certified copies of all other instruments, agreements, certificates, records and other documents (whether of Borrower, its officers, directors, shareholders and representatives, public officials, or other persons) which we have considered relevant to the opinions hereinafter expressed. In making this examination we have assumed, with respect to all documents (other than the Principal Documents) which we have examined: the genuineness of all signatures thereon the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of such copies.

     Based upon the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

           1. Borrower is duly incorporated, validly existing and in good standing under the laws of the State of Texas. Each Guarantor is duly incorporated, validly existing and in good standing under the laws of the State of _______________.

           2. Each of Borrower and Guarantors has the corporate power and authority to execute and deliver each Principal Document to which it is a party and to perform its obligations thereunder. Each Principal Document has been duly authorized, executed and delivered by Borrower and Guarantors (to the extent that each is a party thereto). The Principal Documents constitute the legal, valid and binding obligations of Borrower and Guarantors (to the extent that each is a party thereto) and are enforceable in accordance with their terms.

           3. Subject to the filing requirements described in paragraph 4 below, the Security Agreement creates to secure the Note a perfected security interest in the "Collateral" and proceeds of "Collateral" (as such term is defined in the Security Agreement) with respect to which a security interest can be created under the Code the Uniform Commercial Code of Texas (the "Code") and perfected by the filing of financing statements in such state pursuant to the Code.

           4. A fully executed counterpart of the Financing Statement is required to be filed in the office of the Secretary of State of Texas. Once the Financing Statement is so filed, no further or subsequent filing or refiling will be necessary in the State of Texas in order to continue the perfection of the security interest referred to in paragraph 4 above except that (a) a continuation statement with respect to the Financing Statement must be filed under the Code in the office where such financing statement was filed within six months prior to the expiration of five years from the date of such filing, and subsequent continuation statements must be filed within six months prior to the end of each subsequent five-year period, and (b) amendments or supplements to the Financing Statement or additional financing statements may be required to be filed in the event of a change in the name, identity, or corporate structure of Borrower or in the event the Financing Statement otherwise becomes inaccurate or incomplete.

           5. The execution, delivery and performance by Borrower and Guarantors of the Principal Documents and the consummation of the transactions contemplated by the Principal Documents, will not and did not

     (a) violate any provision of the charter or bylaws of Borrower or any Guarantor, or

     (b) to our knowledge, breach or result in a default under or result in the maturing of any indebtedness pursuant to any indenture, mortgage, deed of trust, note or loan agreement, material license agreement, or other material agreement or instrument to which Borrower or any Guarantor is a party or by which any of its properties are bound, or

     (c) result in a violation of any law, rule or regulation or, to the best of our knowledge, any judgment, order, decree, determination or award of any court or governmental authority which is now in effect and applicable to Borrower or any Guarantor or any of their properties.

To the best of our knowledge, neither Borrower nor any Guarantor is in default under or in violation of any law, rule, regulation, judgment, order, decree, determination, award, indenture, mortgage, deed of trust, note, loan agreement, license agreement or other material agreement or instrument of which we have knowledge or in violation of its charter or bylaws.

           6. Except for any which have been obtained or completed, to our knowledge no consent, approval, waiver, license, authorization or action by or filing with any court or governmental authority or any third party is or was required for the execution and delivery by Borrower or any Guarantor of any of the Principal Documents, or the consummation of the transactions contemplated thereby.

           7. Other than as revealed in the Disclosure Schedule, to our knowledge there are no actions, suits, proceedings or investigations pending or threatened in writing against or affecting Borrower or any of its properties in any court, governmental agency or arbitrator (a) seeking to affect the enforceability or performance by Borrower of any Principal Document, or (b) which are otherwise required to be disclosed under Section 5.9 of the Agreement.

           8. Neither Borrower nor any Guarantor is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

  This opinion is limited by, subject to and based on the following:

               a. This opinion is limited in all respects to the laws of the State of Texas and applicable federal law.

               b. In rendering this opinion we have assumed that each of the Principal Documents in which Lender's execution is provided for has been duly authorized, executed and delivered by Lender and that Lender is concurrently herewith advancing funds to Borrower or otherwise "giving value" as contemplated in Section 9.203of the Code.

               c. The qualification of any opinion or statement herein by the use of the words "to our knowledge" or "known to us" means that during the course of our representation as described in this opinion letter, no information has come to the attention of the attorneys in this firm involved in the transactions described which would give such attorneys current actual knowledge of the existence of the facts so qualified. Except as set forth herein, we have not undertaken any investigation to determine the existence of such facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.

               d. The enforceability of the Principal Documents is subject to
(i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity. The opinion expressed herein that the Principal Documents are enforceable against Borrower and Guarantors is also subject to the qualification that certain of the remedial, waiver and other provisions of the Principal Documents may not be enforceable; but such unenforceability will not, in our judgment, render the Principal Documents invalid as a whole, or substantially interfere with the realization of the principal legal benefits provided by the Principal Documents, except to the extent of any procedural delay which may result therefrom.

     The opinions herein expressed are for the benefit of Agent and Lenders and may be relied upon only by Agent and Lenders and by Thompson & Knight, P.C. in connection with any opinion delivered by them to Agent and Lenders.


                                   Respectfully submitted,

                                   SCHEDULE 1





                        SECTION I.  PRINCIPAL DOCUMENTS



                        SECTION II.  CORPORATE DOCUMENTS
                                AND PROCEEDINGS

                                                                    EXHIBIT G

                                    GUARANTY

     THIS GUARANTY is made as of November 21, 1997, by_____________________ ___________________________________, a ___________________________________
("Guarantor"), in favor of BANK ONE, TEXAS, N.A., a national banking association, as agent for Lenders, as such term is defined in the Credit Agreement described below (in such capacity "Agent").

                                   RECITALS:

     1. STB System, Inc., a Texas corporation ("Borrower") has executed in favor of Lenders those certain promissory notes of even date herewith, payable to the order of Lenders in the aggregate principal amount of $30,000,000 (such promissory notes, as from time to time amended, and all promissory notes given in substitution, renewal or extension therefor or thereof, in whole or in part, being herein collectively called the "Note").

     2. The Note was executed pursuant to a Credit Agreement of even date herewith, (herein, as from time to time amended, supplemented or restated, called the "Credit Agreement"), by and between Borrower, Agent and Lenders, pursuant to which Lenders have agreed to advance funds to Borrower under the Note.

     3. It is a condition precedent to Lenders' obligations to advance funds pursuant to the Credit Agreement that Guarantor shall execute and deliver to Agent a satisfactory guaranty of Borrower's obligations under the Note and the Credit Agreement.

     4. Borrower owns directly, or indirectly through one or more subsidiaries, ____________ percent (___%) of the outstanding shares of ___________ stock of Guarantor.

     5. Borrower, Guarantor, and the other direct and indirect subsidiaries of Borrower are mutually dependent on each other in the conduct of their respective businesses, with the credit needed from time to time by each often being provided by another or by means of financing obtained by one such affiliate with the support of the others for their mutual benefit and the ability of each to obtain such financing being dependent on the successful operations of the others.

     6. The board of directors of Guarantor has determined that Guarantor's execution, delivery and performance of this Guaranty may reasonably be expected to benefit Guarantor, directly or indirectly, and are in the best interests of Guarantor.

     NOW, THEREFORE, in consideration of the premises, of the benefits which will inure to Guarantor from Lenders' advances of funds to Borrower under the Credit Agreement, and of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, and in order to induce Lenders to advance funds under the Credit

Agreement, Guarantor hereby agrees with Agent, for the benefit of Agent and Lenders as follows:

                                   AGREEMENTS

     Section 1. DEFINITIONS. Reference is hereby made to the Credit Agreement for all purposes. All terms used in this Guaranty which are defined in the Credit Agreement and not otherwise defined herein shall have the same meanings when used herein. All references herein to any Obligation Document, Loan Document, or other document or instrument refer to the same as from time to time amended, supplemented or restated. As used herein the following terms shall have the following meanings:

     "AGENT" means the Person who, at the time in question, is the "Agent" under the Credit Agreement. Whenever there is only one Lender under the Credit Agreement, "Agent" shall also refer to such Lender in such capacity as the only Lender.

     "LENDERS" means Bank One, Texas, N.A. and all other Persons who at any time are "Lenders" under the Credit Agreement.

     "OBLIGATIONS" means collectively all of the indebtedness, obligations, and undertakings which are guaranteed by Guarantor and described in subsections (a) and (b) of Section 2.

     "OBLIGATION DOCUMENTS" means this Guaranty, the Note, the Credit Agreement, the Loan Documents, all other documents and instruments under, by reason of which, or pursuant to which any or all of the Obligations are evidenced, governed, secured, or otherwise dealt with, and all other documents, instruments, agreements, certificates, legal opinions and other writings heretofore or hereafter delivered in connection herewith or therewith.

     "OBLIGORS" means Borrower, Guarantor and any other endorsers, guarantors or obligors, primary or secondary, of any or all of the Obligations.

     "SECURITY" means any rights, properties, or interests of Agent or Lenders, under the Obligation Documents or otherwise, which provide recourse or other benefits to Agent or Lenders in connection with the Obligations or the non-payment or non-performance thereof, including collateral (whether real or personal, tangible or intangible) in which Agent or Lenders have rights under or pursuant to any Obligation Documents, guaranties of the payment or performance of any Obligation, bonds, surety agreements, keep-well agreements, letters of credit, rights of subrogation, rights of offset, and rights pursuant to which other claims are subordinated to the Obligations.

     Section 2.  GUARANTY.

     (a) Guarantor hereby irrevocably, absolutely, and unconditionally guarantees to Agent and each Lender the prompt, complete, and full payment when due, and no matter how the same shall become due, of:

           (i) the Note, including all principal, all interest thereon and all other sums payable thereunder; and

          (ii) All other sums payable under the other Obligation Documents, whether for principal, interest, fees or otherwise; and

         (iii) Any and all other indebtedness or liabilities which Borrower may at any time owe to Agent or any Lender, whether incurred heretofore or hereafter or concurrently herewith, voluntarily or involuntarily, whether owed alone or with others, whether fixed, contingent, absolute, inchoate, liquidated or unliquidated, whether such indebtedness or liability arises by notes, discounts, overdrafts, open account indebtedness or in any other manner whatsoever, and including interest, attorneys' fees and collection costs as may be provided by law or in any instrument evidencing any such indebtedness or liability.

Without limiting the generality of the foregoing, Guarantor's liability hereunder shall extend to and include all post-petition interest, expenses, and other duties and liabilities of Borrower described above in this subsection (a), or below in the following subsection (b), which would be owed by Borrower but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving Borrower.

     (b) Guarantor hereby irrevocably, absolutely, and unconditionally guarantees to Agent and each Lender the prompt, complete and full performance, when due, and no matter how the same shall become due, of all obligations and undertakings of Borrower to Agent or such Lender under, by reason of, or pursuant to any of the Obligation Documents.

     (c) If Borrower shall for any reason fail to pay any Obligation, as and when such Obligation shall become due and payable, whether at its stated maturity, as a result of the exercise of any power to accelerate, or otherwise, Guarantor will, forthwith upon demand by Agent, pay such Obligation in full to Agent for the benefit of Agent or the Lender to whom such Obligation is owed. If Borrower shall for any reason fail to perform promptly any Obligation, Guarantor will, forthwith upon demand by Agent, cause such Obligation to be performed or, if specified by Agent, provide sufficient funds, in such amount and manner as Agent shall in good faith determine, for the prompt, full and faithful performance of such Obligation by Agent or such other Person as Agent shall designate.

     (d) If either Borrower or Guarantor fails to pay or perform any Obligation as described in the immediately preceding subsections (a), (b), or (c) Guarantor will incur the additional obligation to pay to Agent, and Guarantor will forthwith upon demand by Agent pay to Agent, the amount of any and all reasonable expenses, including fees and disbursements of

Agent's counsel and of any experts or agents retained by Agent, which Agent may incur as a result of such failure.

     (e) As between Guarantor and Agent or Lenders, this Guaranty shall be considered a primary and liquidated liability of Guarantor.

     (f) the liability of Guarantor hereunder shall be limited to the maximum amount of liability that can be incurred without rendering this Guaranty, as it relates to Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

     Section 3.  UNCONDITIONAL GUARANTY.

     (a) No action which Agent or any Lender may take or omit to take in connection with any of the Obligation Documents, any of the Obligations (or any other indebtedness owing by Borrower to Agent or any Lender), or any Security, and no course of dealing of Agent or any Lender with any Obligor or any other Person, shall release or diminish Guarantor's obligations, liabilities, agreements or duties hereunder, affect this Guaranty in any way, or afford Guarantor any recourse against Agent or any Lender, regardless of whether any such action or inaction may increase any risks to or liabilities of Agent or any Lender or any Obligor or increase any risk to or diminish any safeguard of any Security. Without limiting the foregoing, Guarantor hereby expressly agrees that Agent and Lenders may, from time to time, without notice to or the consent of Guarantor, do any or all of the following:

           (i) Amend, change or modify, in whole or in part, any one or more of the Obligation Documents and give or refuse to give any waivers or other indulgences with respect thereto.

          (ii) Neglect, delay, fail, or refuse to take or prosecute any action for the collection or enforcement of any of the Obligations, to foreclose or take or prosecute any action in connection with any Security or Obligation Document, to bring suit against any Obligor or any other Person, or to take any other action concerning the Obligations or the Obligation Documents.

         (iii) Accelerate, change, rearrange, extend, or renew the time, rate, terms, or manner for payment or performance of any one or more of the Obligations (whether for principal, interest, fees, expenses, indemnifications, affirmative or negative covenants, or otherwise).

          (iv) Compromise or settle any unpaid or unperformed Obligation or any other obligation or amount due or owing, or claimed to be due or owing, under any one or more of the Obligation Documents.

           (v) Take, exchange, amend, eliminate, surrender, release, or subordinate any or all Security for any or all of the Obligations, accept additional or substituted Security therefor, and perfect or fail to perfect Agent's or Lenders' rights in any or all Security.

          (vi) Discharge, release, substitute or add Obligors.

         (vii) Apply all monies received from Obligors or others, or from any Security for any of the Obligations, as Agent or Lenders may determine to be in their best interest, without in any way being required to marshall Security or assets or to apply all or any part of such monies upon any particular Obligations.

     (b) No action or inaction of any Obligor or any other Person, and no change of law or circumstances, shall release or diminish Guarantor's obligations, liabilities, agreements, or duties hereunder, affect this Guaranty in any way, or afford Guarantor any recourse against Agent or any Lender. Without limiting the foregoing, the obligations, liabilities, agreements, and duties of Guarantor under this Guaranty shall not be released, diminished, impaired, reduced, or affected by the occurrence of any or all of the following from time to time, even if occurring without notice to or without the consent of
Guarantor:

           (i) Any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of any Obligor or any other proceedings involving any Obligor or any of the assets of any Obligor under laws for the protection of debtors, or any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceedings against, any Obligor, any properties of any Obligor, or the estate in bankruptcy of any Obligor in the course of or resulting from any such proceedings.

          (ii) The failure by Agent or any Lender to file or enforce a claim in any proceeding described in the immediately preceding subsection (I) or to take any other action in any proceeding to which any Obligor is a party.

         (iii) The release by operation of law of any Obligor from any of the Obligations or any other obligations to Agent or any Lender.

          (iv) The invalidity, deficiency, illegality, or unenforceability of any of the Obligations or the Obligation Documents, in whole or in part, any bar by any statute of limitations or other law of recovery on any of the Obligations, or any defense or excuse for failure to perform on account of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse whatsoever.

           (v) The failure of any Obligor or any other Person to sign any guaranty or other instrument or agreement within the contemplation of any Obligor, Agent or any Lender.

          (vi) The fact that Guarantor may have incurred directly part of the Obligations or is otherwise primarily liable therefor.

         (vii) Without limiting any of the foregoing, any fact or event (whether or not similar to any of the foregoing) which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release of or defense to a guarantor or surety other than the actual payment and performance by Guarantor under this Guaranty.

     (c) Agent and Lenders may invoke the benefits of this Guaranty before pursuing any remedies against any Obligor or any other Person and before proceeding against any Security now or hereafter existing for the payment or performance of any of the Obligations. Agent and Lenders may maintain an action against Guarantor on this Guaranty without joining any other Obligor therein and without bringing a separate action against any other Obligor.

     (d) If any payment to Agent or any Lender by any Obligor is held to constitute a preference or a voidable transfer under applicable state or federal laws, or if for any other reason Agent or any Lender is required to refund such payment to the payor thereof or to pay the amount thereof to any other Person, such payment to Agent or such Lender shall not constitute a release of Guarantor from any liability hereunder, and Guarantor agrees to pay such amount to Agent or such Lender on demand and agrees and acknowledges that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments. Any transfer by subrogation which is made as contemplated in [Section 6] prior to any such payment or payments shall (regardless of the terms of such transfer) be automatically voided upon the making of any such payment or payments, and all rights so transferred shall thereupon revert to and be vested in Agent and Lenders.

     (e) This is a continuing guaranty and shall apply to and cover all Obligations and renewals and extensions thereof and substitutions therefor from time to time.

     Section 4. WAIVER. Guarantor hereby waives, with respect to the Obligations, this Guaranty, and the other Obligation Documents:

     (a) notice of the incurrence of any Obligation by Borrower, and notice of any kind concerning the assets, liabilities, financial condition, creditworthiness, businesses, prospects, or other affairs of Borrower (it being understood and agreed that: (i) Guarantor shall take full responsibility for informing itself of such matters, (ii) neither Agent nor any Lender shall have any responsibility of any kind to inform Guarantor of such matters, and (iii) Agent and Lenders are hereby authorized to assume that Guarantor, by virtue of its relationships with Borrower which are independent of this Guaranty, has full and complete knowledge of such matters whenever Lenders extend credit to Borrower or take any other action which may change or increase Guarantor's liabilities or losses hereunder).

     (b) notice that Agent, any Lender, any Obligor, or any other Person has taken or omitted to take any action under any Obligation Document or any other agreement or instrument relating thereto or relating to any Obligation.

     (c) notice of acceptance of this Guaranty and all rights of Guarantor under Section 34.02 of the Texas Business and Commerce Code.

     (d) demand, presentment for payment, and notice of demand, dishonor, nonpayment, or nonperformance.

     (e) notice of intention to accelerate, notice of acceleration, protest, notice of protest, notice of any exercise of remedies (as described in the following Section 5 or otherwise), and all other notices of any kind whatsoever.

     Section 5. EXERCISE OF REMEDIES. Agent and each Lender shall have the right to enforce, from time to time, in any order and at Agent's or such Lender's sole discretion, any rights, powers and remedies which Agent or such Lender may have under the Obligation Documents or otherwise, including judicial foreclosure, the exercise of rights of power of sale, the taking of a deed or assignment in lieu of foreclosure, the appointment of a receiver to collect rents, issues and profits, the exercise of remedies against personal property, or the enforcement of any assignment of leases, rentals, oil or gas production, or other properties or rights, whether real or personal, tangible or intangible; and Guarantor shall be liable to Agent and each Lender hereunder for any deficiency resulting from the exercise by Agent or any Lender of any such right or remedy even though any rights which Guarantor may have against Borrower or others may be destroyed or diminished by exercise of any such right or remedy. No failure on the part of Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Obligation Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights, powers and remedies of Agent and each Lender provided herein and in the other Obligation Documents are cumulative and are in addition to, and not exclusive of, any other rights, powers or remedies provided by law or in equity. The rights of Agent and each Lender hereunder are not conditional or contingent on any attempt by Agent or any Lender to exercise any of its rights under any other Obligation Document against any Obligor or any other Person.

     Section 6. LIMITED SUBROGATION. Until all of the Obligations have been paid and performed in full Guarantor shall have no right to exercise any right of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against or to any Obligor or any Security in connection with this Guaranty (including any right of subrogation under Section 34.04 of the Texas Business and Commerce Code), and Guarantor hereby waives any rights to enforce any remedy which Guarantor may have against Borrower and any right to participate in any Security until such time. If any amount shall be paid to Guarantor on account of any such subrogation or other rights, any such other remedy, or any Security at any time when all of the Obligations and all other expenses guaranteed pursuant hereto shall not have been paid in full, such amount shall be held in trust for the benefit of Agent, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to Agent to be held by Agent as collateral for, or then or at any time thereafter applied in whole or in part by Agent against, all or any portion of the Obligations, whether matured or unmatured, in such order as Agent shall elect. If Guarantor shall make payment to Agent of all or any portion of the Obligations and if all of the Obligations shall be finally paid in full, Agent will, at Guarantor's request and expense, execute and deliver to Guarantor (without recourse, representation or warranty) appropriate documents necessary to evidence the transfer by subrogation to Guarantor of an interest in the Obligations resulting from such payment by Guarantor; provided that such transfer shall be subject to Section 3(d) above and that without the consent of Agent (which Agent may withhold in its reasonable discretion) Guarantor shall not have the right to be subrogated to any claim or right against any Obligor which has become owned by Agent or any Lender, whose ownership has otherwise changed in the course of enforcement of the Obligation Documents, or which Agent otherwise has released or wishes to release from its Obligations.

     Section 7. SUCCESSORS AND ASSIGNS. Guarantor's rights or obligations hereunder may not be assigned or delegated, but this Guaranty and such obligations shall pass to and be fully binding upon the successors of Guarantor, as well as Guarantor. This Guaranty shall apply to and inure to the benefit of Agent and Lenders and their successors or assigns. Without limiting the generality of the immediately preceding sentence, Agent and each Lender may assign, grant a participation in, or otherwise transfer any Obligation held by it or any portion thereof, and Agent and each Lender may assign or otherwise transfer its rights or any portion thereof under any Obligation Document, to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to Agent or such Lender hereunder unless otherwise expressly provided by Agent or such Lender in connection with such assignment or transfer.

     Section 8. SUBORDINATION AND OFFSET. Guarantor hereby subordinates and makes inferior to the Obligations any and all indebtedness now or at any time hereafter owed by Borrower to Guarantor. Guarantor agrees that after the occurrence of any Default or Event of Default it will neither permit Borrower to repay such indebtedness or any part thereof nor accept payment from Borrower of such indebtedness or any part thereof without the prior written consent of Agent and Lenders. If Guarantor receives any such payment without the prior written consent of Agent and Lenders, the amount so paid shall be held in trust for the benefit of Lenders, shall be segregated from the other funds of Guarantor, and shall forthwith be paid over to Agent to be held by Agent as collateral for, or then or at any time thereafter applied in whole or in part by Agent against, all or any portions of the Obligations, whether matured or unmatured, in such order as Agent shall elect. Guarantor hereby grants to Lenders a right of offset to secure the payment of the Obligations and Guarantor's obligations and liabilities hereunder, which right of offset shall be upon any and all monies, securities and other property (and the proceeds therefrom) of Guarantor now or hereafter held or received by or in transit to Agent or any Lender from or for the account of Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special), credits and claims of Guarantor at any time existing against Agent or any Lender. Upon the occurrence of any Default or Event of Default Agent and each Lender is hereby authorized at any time and from time to time, without notice to Guarantor, to offset, appropriate and apply any and all items hereinabove referred to against the Obligations and Guarantor's obligations and liabilities hereunder irrespective of whether or not Agent or such Lender shall have made any demand under this Guaranty and although such obligations and liabilities may be contingent or unmatured. Agent and each Lender agrees promptly to notify Guarantor after any such offset and application made by Agent or such Lender, provided that the failure to give such notice shall not affect the validity of such offset and application. The rights of Agent and each Lender under this section are in addition to, and shall not be limited by, any other rights and remedies (including other rights of offset) which Agent and Lenders may have.

     Section 9. REPRESENTATIONS AND WARRANTIES. Guarantor hereby represents and warrants to Agent and each Lender as follows:

     (a) The Recitals at the beginning of this Guaranty are true and correct in all respects.

     (b) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation as set forth in the Recitals to this Guaranty; and Guarantor has all requisite power and authority to execute, deliver and perform this Guaranty.

     (c) The execution, delivery and performance by Guarantor of this Guaranty have been duly authorized by all necessary corporate action and do not and will not contravene its certificate or articles of incorporation or bylaws.

     (d) The execution, delivery and performance by Guarantor of this Guaranty do not and will not contravene any law or governmental regulation or any contractual restriction binding on or affecting Guarantor or any of its Affiliates or properties, and do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

     (e) To the best of Guarantor's knowledge, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body or third party is required for the due execution, delivery and performance by Guarantor of this Guaranty.

     (f) This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights.

     (g) There is no action, suit or proceeding pending or, to the knowledge of Guarantor, threatened against or otherwise affecting Guarantor before any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality which may materially and adversely affect Guarantor's financial condition or its ability to perform its obligations hereunder.

     (h) The direct or indirect value of the consideration received and to be received by Guarantor in connection herewith is reasonably worth at least as much as the liability and obligations of Guarantor hereunder, and the incurrence of such liability and obligations in return for such consideration may reasonably be expected to benefit Guarantor, directly or indirectly.

     (i) Guarantor's capital is adequate for the businesses in which Guarantor is engaged and intends to be engaged. Guarantor has not incurred (whether hereby or otherwise), nor does Guarantor intend to incur or believe that it will incur, debts which will be beyond its ability to pay as such debts mature.

     (j) All balance sheets, earning statements, financial data and other information concerning Guarantor which have been furnished to Agent and each Lender to induce it to accept this Guaranty (or otherwise furnished to Agent and each Lender in connection with the transactions contemplated hereby or associated herewith) fairly represent the financial condition of Guarantor as of the dates and the results of Guarantor's operations for the periods for which the same are furnished. None of such balance sheets, earnings and cash flow statements, financial data and other information contains any untrue statement of a material fact or omits to state any material fact which is necessary to make any statements contained therein not misleading.

     Section 10. NO ORAL CHANGE. No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by Guarantor and Lenders, and no waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall be effective unless it is in writing and signed by Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 11. INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

     Section 12. HEADINGS AND REFERENCES. The headings used herein are for purposes of convenience only and shall not be used in construing the provisions hereof. The words "this Guaranty," "this instrument," "herein," "hereof," "hereby" and words of similar import refer to this Guaranty as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the subdivisions hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     Section 13. TERM. This Guaranty shall be irrevocable until all of the Obligations have been completely and finally paid and performed, no Lender has any obligation to make any loans or other advances to Borrower, and all obligations and undertakings of Borrower under, by reason of, or pursuant to the Obligation Documents have been completely performed, and this Guaranty is thereafter subject to reinstatement as provided in Section 3(d). All extensions of credit and financial accommodations heretofore or hereafter made by Agent or Lenders to Borrower shall be conclusively presumed to have been made in acceptance hereof and in reliance hereon.

     Section 14. NOTICES. Any notice or communication required or permitted hereunder shall be given in writing, sent by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, addressed to the appropriate party as follows:

     To Guarantor:  **




     To Agent:      1717 Main Street
                    Dallas, Texas 75201
                    Attn:  Richard L. Rogers
                    Fax: (214) 296-2492

or to such other address or to the attention of such other individual as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address or in the manner provided herein, (b) in the case of telecopy, upon receipt, or (b) in the case of registered or certified United States mail, three days after deposit in the mail.

     Section 15. LIMITATION ON INTEREST. Agent, Lenders and Guarantor intend to contract in strict compliance with applicable usury law from time to time in effect, and the provisions of the Credit Agreement limiting the interest for which Guarantor is obligated are expressly incorporated herein by reference.

     Section 16. LOAN DOCUMENT. This Guaranty is a Loan Document, as defined in the Credit Agreement, and is subject to the provisions of the Credit Agreement governing Loan

Documents. Guarantor hereby ratifies, confirms and approves the Credit Agreement and the other Loan Documents and, in particular, any provisions thereof which relate to Guarantor.

     Section 17. COUNTERPARTS. This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed to constitute one and the same Guaranty.

     SECTION 18. GOVERNING LAW. THIS GUARANTY IS TO BE PERFORMED IN THE STATE OF TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SUCH STATE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. GUARANTOR HEREBY IRREVOCABLY SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF TEXAS. IN FURTHERANCE OF THE FOREGOING, GUARANTOR HEREBY IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEMS, AS GENT OF GUARANTOR TO RECEIVE SERVICE OF ALL PROCESS BROUGHT AGAINST GUARANTOR WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT IN TEXAS, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY GUARANTOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. COPIES OF ANY SUCH PROCESS SO SERVED SHALL ALSO, IF PERMITTED BY LAW, BE SENT BY REGISTERED MAIL TO GUARANTOR AT ITS ADDRESS SET FORTH ABOVE, BUT THE FAILURE OF GUARANTOR TO RECEIVE SUCH COPIES SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS AS AFORESAID. NOTHING HEREIN SHALL AFFECT THE RIGHT OF AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first written above.


                                       [NAME OF GUARANTOR]



                                       By:
                                           --------------------------------
                                           Name:
                                           Title: